                                                                    EXHIBIT 4.1

                                                            EXECUTION COPY

===============================================================================



                                   INDENTURE


                           Dated as of July 29, 1998


                                     Among


                        CLASSIC CABLE, INC., as Issuer,


                                      and


            the Subsidiary Guarantors listed on the Appendix hereto


                                      and


             CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Trustee


                               -----------------


                                  $125,000,000
                   9 7/8% Senior Subordinated Notes due 2008



===============================================================================


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                               TABLE OF CONTENTS
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                                                          ARTICLE ONE

                                             DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION           1.01     Definitions..........................................................1
         SECTION           1.02     Other Definitions. .................................................22
         SECTION           1.03     Incorporation by Reference of Trust Indenture Act...................23
         SECTION           1.04     Rules of Construction...............................................23

                                                         ARTICLE TWO

                                                        THE SECURITIES

         SECTION           2.01     Form and Dating.....................................................24
         SECTION           2.02     Execution and Authentication........................................24
         SECTION           2.03     Registrar; Paying Agent; Depositary.................................25
         SECTION           2.04     Paying Agent to Hold Money in Trust.................................26
         SECTION           2.05     Securityholder Lists................................................26
         SECTION           2.06     Transfer and Exchange...............................................26
         SECTION           2.07     Replacement Securities..............................................27
         SECTION           2.08     Outstanding Securities..............................................27
         SECTION           2.09     Treasury Securities.................................................28
         SECTION           2.10     Temporary Securities................................................28
         SECTION           2.11     Cancellation........................................................28
         SECTION           2.12     Defaulted Interest..................................................29
         SECTION           2.13     Book-Entry Provisions for Global Securities.........................29

                                                       ARTICLE THREE

                                                         REDEMPTION

         SECTION           3.01     Notices to Trustee..................................................30
         SECTION           3.02     Selection of Securities to Be Redeemed..............................31
         SECTION           3.03     Notice of Redemption................................................31
         SECTION           3.04     Effect of Notice of Redemption......................................32
         SECTION           3.05     Deposit of Redemption Price.........................................32
         SECTION           3.06     Securities Redeemed in Part.........................................32
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                                               ARTICLE FOUR

                                                COVENANTS

         SECTION           4.01     Payment of Securities...............................................33
         SECTION           4.02     Maintenance of Office or Agency.....................................33
         SECTION           4.03     Limitation on Transactions with Affiliates..........................34
         SECTION           4.04     Limitation on Indebtedness..........................................35
         SECTION           4.05     Disposition of Proceeds of Asset Sales..............................37
         SECTION           4.06     Limitation on Restricted Payments...................................39
         SECTION           4.07     Corporate Existence.................................................41
         SECTION           4.08     Payment of Taxes and Other Claims...................................41
         SECTION           4.09     Notice of Defaults..................................................41
         SECTION           4.10     Maintenance of Properties...........................................42
         SECTION           4.11     Compliance Certificate..............................................42
         SECTION           4.12     Provision of Financial Information..................................42
         SECTION           4.13     Waiver of Stay, Extension or Usury Laws.............................43
         SECTION           4.14     Change of Control...................................................43
         SECTION           4.15     Limitation on Senior Subordinated Indebtedness......................45
         SECTION           4.16     Limitations on Dividends and Other Payment
                                    Restrictions Affecting Restricted Subsidiaries......................45
         SECTION           4.17     Designation of Unrestricted Subsidiaries............................46
         SECTION           4.18     Limitation on Liens.................................................48
         SECTION           4.19     Limitation on Guarantees of Certain Indebtedness....................48
         SECTION           4.20     Limitation on Sale or Issuance of Capital Stock of
                                    Restricted Subsidiaries.............................................49
         SECTION           4.21     Limitation on Sale/Leaseback Transactions...........................49

                                                 ARTICLE FIVE

                                        MERGERS; SUCCESSOR CORPORATION

         SECTION           5.01     Merger, Sale of Assets, etc.........................................50
         SECTION           5.02     Successor Corporation Substituted...................................51

                                                 ARTICLE SIX

                                            DEFAULT AND REMEDIES

         SECTION           6.01     Events of Default...................................................53
         SECTION           6.02     Acceleration........................................................53
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         SECTION           6.03     Other Remedies......................................................54
         SECTION           6.04     Waiver of Past Default..............................................54
         SECTION           6.05     Control by Majority.................................................55
         SECTION           6.06     Limitation on Suits.................................................55
         SECTION           6.07     Rights of Holders To Receive Payment................................56
         SECTION           6.08     Collection Suit by Trustee..........................................56
         SECTION           6.09     Trustee May File Proofs of Claim....................................56
         SECTION           6.10     Priorities..........................................................57
         SECTION           6.11     Undertaking for Costs...............................................57

                                                           ARTICLE SEVEN

                                                              TRUSTEE

         SECTION           7.01     Duties of Trustee...................................................58
         SECTION           7.02     Rights of Trustee...................................................59
         SECTION           7.03     Individual Rights of Trustee........................................61
         SECTION           7.04     Trustee's Disclaimer................................................61
         SECTION           7.05     Notice of Defaults..................................................61
         SECTION           7.06     Reports by Trustee to Holders.......................................62
         SECTION           7.07     Compensation and Indemnity..........................................62
         SECTION           7.08     Replacement of Trustee..............................................63
         SECTION           7.09     Successor Trustee by Merger, etc....................................64
         SECTION           7.10     Eligibility; Disqualification.......................................65
         SECTION           7.11     Preferential Collection of Claims Against Issuer....................65

                                                           ARTICLE EIGHT

                                                    SUBORDINATION OF SECURITIES

         SECTION           8.01     Securities Subordinated to Senior Indebtedness......................65
         SECTION           8.02     No Payment on Securities in Certain Circumstances...................66
         SECTION           8.03     Payment Over of Proceeds upon Dissolution, etc......................67
         SECTION           8.04     Subrogation.........................................................68
         SECTION           8.05     Obligations of Issuer Unconditional.................................69
         SECTION           8.06     Notice to Trustee...................................................70
         SECTION           8.07     Reliance on Judicial Order or Certificate of Liquidating
                                    Agent...............................................................71
         SECTION           8.08     Trustee's Relation to Senior Indebtedness...........................71
         SECTION           8.09     Subordination Rights Not Impaired by Acts or Omissions
                                    of the Issuer or Holders of Senior Indebtedness.....................71
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         SECTION           8.10     Securityholders Authorize Trustee to Effectuate
                                    Subordination of Securities.........................................72
         SECTION           8.11     This Article Not to Prevent Events of Default.......................72
         SECTION           8.12     Trustee's Compensation Not Prejudiced...............................72
         SECTION           8.13     No Waiver of Subordination Provisions...............................72
         SECTION           8.14     Subordination Provisions Not Applicable to Money Held
                                    in Trust for Securityholders; Payments May Be Paid Prior
                                    to Dissolution......................................................73
         SECTION           8.15     Acceleration of Securities..........................................73

                                                            ARTICLE NINE

                                                       DISCHARGE OF INDENTURE

         SECTION           9.01     Defeasance and Covenant Defeasance..................................73
         SECTION           9.02     Application of Trust Money..........................................75
         SECTION           9.03     Repayment to Issuer.................................................75
         SECTION           9.04     Reinstatement.......................................................76

                                                            ARTICLE TEN

                                                AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION           10.01    Without Consent of Holders..........................................76
         SECTION           10.02    With Consent of Holders.............................................77
         SECTION           10.03    Compliance with Trust Indenture Act.................................79
         SECTION           10.04    Effect of Consents..................................................79
         SECTION           10.05    Notation on or Exchange of Securities...............................80
         SECTION           10.06    Trustee to Sign Amendments, etc.....................................80

                                                           ARTICLE ELEVEN

                                                        SUBSIDIARY GUARANTEE

         SECTION           11.01    Unconditional Guarantee.............................................80
         SECTION           11.02    Severability........................................................81
         SECTION           11.03    Release of a Guarantor..............................................81
         SECTION           11.04    Limitation of Subsidiary Guarantor's Liability......................82
         SECTION           11.05    Contribution........................................................83
         SECTION           11.06    Execution of Subsidiary Guarantee...................................83
         SECTION           11.07    Additional Subsidiary Guarantors....................................84
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         SECTION           11.08    Subordination of Subrogation and Other Rights.......................84

                                                           ARTICLE TWELVE

                                                    SUBORDINATION OF GUARANTEES

         SECTION           12.01    Subsidiary Guarantees Subordinated to Senior Guarantor
                                    Indebtedness........................................................84
         SECTION           12.02    No Payment on Subsidiary Guarantees in Certain
                                    Circumstances.......................................................85
         SECTION           12.03    Payment Over of Proceeds upon Dissolution, etc......................86
         SECTION           12.04    Subrogation.........................................................88
         SECTION           12.05    Obligations of Subsidiary Guarantors Unconditional..................88
         SECTION           12.06    Notice to Trustee...................................................89
         SECTION           12.07    Reliance on Judicial Order or Certificate of Liquidating
                                    Agent...............................................................90
         SECTION           12.08    Trustee's Relation to Guarantor Senior Indebtedness.................90
         SECTION           12.09    Subordination Rights Not Impaired by Acts or Omissions
                                    of the Subsidiary Guarantors or Holders of Guarantor
                                    Senior Indebtedness.................................................91
         SECTION           12.10    Securityholders Authorize Trustee to Effectuate
                                    Subordination of Subsidiary Guarantees..............................91
         SECTION           12.11    This Article Not to Prevent Events of Default.......................91
         SECTION           12.12    Trustee's Compensation Not Prejudiced...............................91
         SECTION           12.13    No Waiver of Subsidiary Guarantee Subordination
                                    Provisions..........................................................92
         SECTION           12.14    Payments May Be Paid Prior to Dissolution...........................92

                                                         ARTICLE THIRTEEN

                                                           MISCELLANEOUS

         SECTION           13.01    Trust Indenture Act Controls........................................93
         SECTION           13.02    Notices.............................................................93
         SECTION           13.03    Communications by Holders with Other Holders........................94
         SECTION           13.04    Certificate and Opinion as to Conditions Precedent..................95
         SECTION           13.05    Statements Required in Certificate or Opinion.......................95
         SECTION           13.06    Rules by Trustee, Paying Agent, Registrar...........................96
         SECTION           13.07    Governing Law.......................................................96
         SECTION           13.08    No Recourse Against Others..........................................96
         SECTION           13.09    Successors..........................................................96
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         SECTION           13.10    Counterpart Originals...............................................96
         SECTION           13.11    Severability........................................................97
         SECTION           13.12    No Adverse Interpretation of Other Agreements.......................97
         SECTION           13.13    Legal Holidays......................................................97

         SIGNATURES.....................................................................................98

EXHIBIT A - Form of Security                                  A-1
EXHIBIT B - Form of Subsidiary Guarantee                      B-1
EXHIBIT C - Form of Legends for Securities and
                  Schedule for Exchanges of Global
                  Security                                    C-1
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APPENDIX - Subsidiary Guarantors

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                  INDENTURE dated as of July 29, 1998, among the subsidiary guarantors of the Issuer listed on the Appendix hereto, (each a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"), CLASSIC CABLE INC., a Delaware corporation (the "Issuer"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Issuer's 9 7/8% Senior Subordinated Notes due 2008 (the "Initial Securities") and, if and when issued in exchange for Initial Securities as provided in the Registration Rights Agreement dated as of the date hereof between the Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (the "Registration Rights Agreement"), the Issuer's 9 7/8% Senior Subordinated Exchange Notes due 2008, Series B (the "Exchange Securities," together with the Initial Securities, the "Securities").

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION           1.01     Definitions.

         "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

         "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

         "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Issuer; (ii) any spouse, immediate family member or other relative who has the same principal residence as any Person described in clause
(i) above; (iii) any trust in which any such Persons described in clauses (i) and (ii) above has a beneficial interest; and (iv) any corporation or other organization of which any such Persons described above collectively owns 5% or more of the equity of such entity. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") when used with respect to any specified Person includes the direct or indirect beneficial ownership of more than 5% of the voting securities of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent" means any Registrar, Paying Agent or co-Registrar. See Section 2.03.

         "Applicable Premium" means, with respect to a Security, the greater of
(i) 1.0% of the then outstanding principal amount of such Security and (ii) the excess of (a) the present value of the required interest and principal payments due on such Security to the first optional redemption date (assuming all outstanding Securities were called for redemption on such date) or to the final maturity date of the Securities at the option of the Issuer, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the then outstanding principal amount of such Security.

         "Asset Acquisition" means (i) an Investment by the Issuer or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Issuer or any Restricted Subsidiary, or (ii) any acquisition by the Issuer or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit, a division or line of business of such Person or which is otherwise outside of the ordinary course of business.

         "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale leaseback transaction) to any Person other than the Issuer or any Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary, (ii) any material license, franchise or other authorization of the Issuer or any Restricted Subsidiary, (iii) any assets of the Issuer or any Restricted Subsidiary which constitute substantially all of an operating unit, a division or a line of business of the Issuer or any Restricted Subsidiary or (iv) any other property or asset of the Issuer or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any transaction consummated in compliance with Section 4.14 or 5.01 and the creation of any Lien not prohibited under Section 4.18, (ii) the sale of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Issuer or any Restricted Subsidiary, as the case may be, (iii) any transaction consummated in compliance with Section 4.06, and (iv) sales, transfers or other disposition of assets with a fair market value not in excess of $1.0 million in any transaction or series of transactions.

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities,


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                                       -3-



compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Board of Directors" means (i) in the case of a Person that is a partnership, the board of directors of such Person's corporate general partner (or if such general partner is itself a partnership, the board of directors of such general partner's corporate general partner), (ii) in the case of a Person that is a corporation, the board of directors of such Person and (iii) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

         "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law, resolution or executive order to close.

         "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with generally accepted accounting principles consistently applied.

         "Cash Equivalents" means (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank that is a member of the Federal Reserve System having capital and surplus in excess of $500.0 million; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having a rating of at least P-1 from Moody's or a rating of at least A-1 from S&P; and (vi) money market mutual or similar funds having assets in excess of $100.0 million, at least 95% of the assets of which are comprised of assets specified in clauses (i) through (v) above.

         "CCI" means Classic Communications, Inc., a Delaware corporation.

         "CCI Common Stock" means the common stock, par value $.01 per share, of CCI.

         "Change of Control" means the occurrence of any of the following events: (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Equity Interest of CCI; (ii) CCI or the Issuer consolidates with, or merges with or into, another Person (other than a Wholly Owned Restricted Subsidiary) or the Issuer or any of its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Issuer and its Subsidiaries (determined on a consolidated basis) to any Person (other than the Issuer or any Wholly Owned Restricted Subsidiary); (iii) CCI or the Issuer is liquidated or dissolved or adopts a plan of liquidation or dissolution (whether or not otherwise in compliance with the provisions of this Indenture); (iv) a majority of the members of the Board of Directors of CCI or the Issuer shall consist of Persons who are not Continuing Members; or (v) CCI ceases to own 100% of the issued and outstanding Equity Interest in the Issuer.

         "Consolidated Income Tax Expense" means, with respect to the Issuer for any period, the provision for federal, state, local and foreign income taxes payable by the Issuer and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

         "Consolidated Interest Expense" means, with respect to the Issuer and the Restricted Subsidiaries for any period, without duplication, the sum of (i) the interest expense of the Issuer and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Hedging Agreements, however denominated, with respect to such Indebtedness; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Issuer and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with generally accepted accounting principles consistently applied.

         "Consolidated Net Income" means, with respect to any period, the net income (loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) all extraordinary, unusual or nonrecurring items of income or expense and of gains or losses and all gains and losses from the sale or other disposition of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (ii) that portion of such net income (loss) derived from or in respect of investments in Persons other than any Restricted Subsidiary, except to the extent actually received in cash by the Issuer or any Restricted Subsidiary; (iii) the portion of such net income (loss) allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received in cash by the Issuer or any Restricted Subsidiary; (iv) net income (loss) of any other Person combined with the Issuer or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination;
(v) net income (loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income (loss) is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule of governmental regulation applicable to that Restricted Subsidiary or the holders of its Equity Interests; (vi) the cumulative effect of a change in accounting principles after the date of this Indenture; and (vii) net income (loss) attributable to discontinued operations determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

         "Consolidated Net Worth" with respect to any Person means the equity of the holders of Qualified Equity Interests of such Person and its Restricted Subsidiaries, as reflected in a balance sheet of such Person determined on a consolidated basis and in accordance with GAAP.

         "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all outstanding Indebtedness of the Issuer and the Restricted Subsidiaries outstanding as of such date of determination (including the liquidation value of all Disqualified Equity Interests), less the obligations of the Issuer or any Restricted Subsidiary under any Hedging Agreement as of such date of determination that would appear as a liability on the balance sheet of such Person, in each case determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

         "Continuing Members" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Issuer (or CCI, as the case may be,) on the date of this Indenture, (ii) was nominated for election or elected to the Board of Directors of the Issuer (or CCI, as the case may be,) with the affirmative vote of a majority of the Continuing Members who were members of the Board of Directors of the Issuer (or CCI, as the case may be,) at the time of such nomination or election or (iii) is a representative of, or was approved by, a Permitted Holder.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Issuer.

         "Cumulative Credit" means the sum of (i) the aggregate Net Cash Proceeds received by the Issuer or a Restricted Subsidiary from the issue or sale (other than to a Restricted Subsidiary) of Equity Interests (other than Disqualified Equity Interests) of the Issuer or a Restricted Subsidiary on or after July 29, 1998, plus (ii) the principal amount (or accreted amount (determined in accordance with generally accepted accounting principles), if less) of any Indebtedness, of the Issuer or any Restricted Subsidiary which has been converted into or exchanged for Equity Interests of the Issuer or a Restricted Subsidiary on or after July 29, 1998, plus (iii) cumulative Operating Cash Flow on or after July 29, 1998, to the end of the fiscal quarter immediately preceding the date of the proposed Restricted Payment, or, if cumulative Operating Cash Flow for such period is negative, minus the amount by which cumulative Operating Cash Flow is less than zero, plus (iv) to the extent not already included in Operating Cash Flow, if any Investment constituting a Restricted Payment that was made after the date of this Indenture is sold or otherwise liquidated or repaid the initial dividend amount of such Restricted Payment (less the cost of disposition, if any) on the date of such sale, liquidation or repayment, as determined in good faith by the Board of Directors.

         "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense paid or accrued of the Issuer and the Restricted Subsidiaries on or after July 29, 1998, to the end of the fiscal quarter immediately preceding the proposed Restricted Payment.

         "Debt to Operating Cash Flow Ratio" means the ratio of (i) the Consolidated Total Indebtedness as of the date of calculation (the "Determination Date") to (ii) four times the Operating Cash Flow for the latest three months for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Operating Cash Flow for the Measurement Period immediately prior to the relevant

Determination Date, (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Operating Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during the Measurement Period; (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Operating Cash
Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period; and (III) if the Issuer or any Restricted Subsidiary shall have in any manner (x) acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with generally accepted accounting principles consistently applied, as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period, and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period.

         "Default" means any event that is or with the passing of time or giving of notice or both would be an Event of Default.

         "Depositary" means, with respect to Securities issued in the form of one or more Global Securities, DTC or another Person designated as Depositary by the Issuer, which Person must be a clearing agency registered under Section 17A of the Exchange Act.

         "Designated Senior Guarantor Indebtedness" means, with respect to any Subsidiary Guarantor, (i) any Indebtedness of such Subsidiary Guarantor outstanding under the New Senior Credit Agreement and (ii) any other Senior Guarantor Indebtedness of such Subsidiary Guarantor which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $50.0 million.

         "Designated Senior Indebtedness" means (i) any Senior Indebtedness under the New Senior Credit Agreement and (ii) any other Senior Indebtedness which at the time of determination has an aggregate principal amount outstanding of at least $50.0 million and which is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Issuer.

         "Designation" has the meaning set forth in Section 4.17.

         "Designation Amount" has the meaning set forth in Section 4.17.

         "Discount Notes" means the 13 1/4% Senior Discount Notes due 2009 issued by CCI pursuant to an indenture dated July 29, 1998.

         "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

         "Disqualified Equity Interest" means, with respect to any Person, any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or is exchangeable into Indebtedness or Disqualified Equity Interest, on or prior to the earlier of the maturity date of the Securities or the date on which no Securities remain outstanding.

         "DTC" means The Depository Trust Company.

         "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, and membership interests in such Person, including any Preferred Stock.

         "Equity Offering" means an underwritten public offering by the Issuer for cash (in an amount not less than $25.0 million) of its common stock pursuant to the Securities Act of 1933, as amended, registration statement (not including Forms S-4 or S-8).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

         "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

         "Global Security" means a Security evidencing all or part of the Securities issued to the Depositary in accordance with Section 2.13 and bearing the legend described in Exhibit C.

         "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other person's financial condition or to cause any other Person to achieve certain levels of operating results.

         "Hedging Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement providing for the transfer or mitigation of interest rate risks either generally or under specific contingencies.

         "Hedging Obligation" of any Person means the obligations of such Person pursuant to any Hedging Agreement.

         "Holder" or "Securityholder" means the Person in whose name a Security is registered on the books of the Registrar or any co-Registrar.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidates with the Issuer or any Restricted Subsidiary), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Issuer or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Issuer or any Restricted Subsidiary.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (ii) all Capitalized Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

                  (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interest or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

                  (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

                  (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

         "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

         "Investment" in any Person means, directly or indirectly, any advance, loan or other extension of credit (including by means of a guarantee) or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise) such Person, the acquisition, by purchase or otherwise, of any stock, bonds, securities, debentures, partnership, membership or joint venture interests or other securities or other evidence of beneficial interest of any Person, and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Voting Equity Interest of any direct or indirect Restricted Subsidiary such that, after giving effect to such sale or disposition, the Issuer no longer owns, directly or indirectly, greater than 50% of the outstanding Voting Equity Interests of such Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Voting Equity Interests of such former Restricted Subsidiary not sold or disposed of.

         "Investment Banking Fee" means pursuant to an agreement between J. Merritt Belisle and Steven E. Seach, on the one hand, and the Issuer, on the other hand, a fee to be paid by the Issuer to such individuals (i) on the date of this Indenture in the aggregate amount of $550,000 and (ii) thereafter from time to time in connection with the consummation of acquisitions or financings by the Issuer in an amount equal to 1.0% of the purchase price paid for such acquisitions.

         "Issue Date" means the original issue date of the Initial Securities, July 29, 1998.

         "Issuer" means the Person named as the "Issuer" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor.

         "Issuer Request" or "Issuer Order" means a written request or order signed in the name of each of the Issuer by its respective Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President or a Vice President, and by its respective Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Lien" means any mortgage, pledge, lien, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof or any agreement to give a security interest).

         "Maturity Date" means the date, which is set forth on the face of the Securities, on which the Securities will mature.

         "Moody's" means Moody's Investors Service, Inc., or any successor rating agency.

         "Net Available Cash" from an Asset Sale means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Sale, (ii) all payments made on any indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security arrangement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Issuer or any Restricted Subsidiary after such Asset Sale.

         "Net Cash Proceeds" means, with respect to any issuance or sale of Equity Interests, the proceeds in the form of cash or Cash Equivalents received by the Issuer or any Restricted Subsidiary of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "New Senior Credit Agreement" means the credit agreement dated as of July 29, 1998, among the Issuer, the lenders referred to therein, Union Bank of California, N.A. and Goldman Sachs Credit Partners L.P., as co-arrangers for such lenders, together with the related documents thereto (including, without limitation, any guarantee agreements, pledge agreements and security documents executed in connection therewith), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring such indebtedness (provided any amendment, supplement, extension, refinancing, replacement or restructuring is otherwise permitted under Sections 4.04, 4.05, 4.06, 4.15, 4.16 or 4.19), or adding subsidiaries of the Issuer as additional borrowers or guarantors thereunder. Without limiting the generality of the foregoing, "New Senior Credit Agreement" shall include all interest rate collars, caps, hedges and other interest rate protection agreements with lenders (or affiliates thereof) party to the New Senior Credit Agreement which are permitted by Section 4.04(i) of this Indenture.

         "Non-Recourse Indebtedness" means Indebtedness of a Person (i) as to which neither the Issuer nor any of the Restricted Subsidiaries (other than such Person or any Subsidiaries of such Person) (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) the incurrence of which will not result in any recourse against any of the assets of either of the Issuer or the Restricted Subsidiaries (other than to such Person or to any Subsidiaries of such Person and other than to the Equity Interests in such Restricted Subsidiary or an Unrestricted Subsidiary).

         "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the President, any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of such Person.

         "Officer's Certificate" means a certificate signed by an Officer complying with Sections 13.04 and 13.05.

         "Operating Cash Flow" means, with respect to the Issuer and the Restricted Subsidiaries on a consolidated basis, for any period, an amount equal to Consolidated Net Income for such period increased (without duplication) by the sum of (i) Consolidated Income Tax Expense accrued for such period to the extent deducted in determining Consolidated Net Income for such period; (ii) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; and (iii) depreciation, amortization and any other non-cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period) of the Issuer and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied, and decreased by non-cash items to the extent they increased Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period. For the purpose of this definition, the following items shall, to the extent expensed in calculating Consolidated Net Income, be added to Consolidated Net Income: (A) any amounts paid to employees of the Issuer in respect of investment banking, advisory or transaction fees in connection with acquisitions or financings of assets of, or advisory services to, the Issuer, in an amount not to exceed 1.5 percent of the fair market value of such acquisition or the amount of such financing, and (B) cancellation of debt to any employee of the Issuer in an aggregate principal amount not to exceed $200,000.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

         "Other Pari Passu Debt" means Indebtedness of the Issuer or any Restricted Subsidiary that does not constitute Subordinated Obligations and is not senior in right of payment to the Securities.

         "Other Permitted Liens" means (i) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which an appropriate reserve or provision shall have been made in accordance with generally accepted accounting principles consistently applied; (ii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which an appropriate reserve or provision shall have been made in accordance with generally accepted accounting principles consistently applied; (iii) easements, rights of way, and other restrictions on use of property or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the property subject thereto or interfere with the ordinary conduct of the business of the Issuer or its Subsidiaries; (iv) Liens related to Capitalized Lease Obligations, mortgage financings or purchase money obligations (including refinancings thereof), in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or a Related Business, provided that any such Lien encumbers only the asset or assets so financed, purchased, constructed or improved; (v) Liens resulting from the pledge by the Issuer of Equity Interests in any Subsidiary in connection with the New Senior Credit Agreement; (vi) Liens resulting from the pledge by the Issuer or Equity Interests in an Unrestricted Subsidiary in any circumstance where recourse to the Issuer is limited to the value of the Equity Interests so pledged; (vii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (viii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including without limitation, landlord Liens on leased properties); (ix) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Issuer; (x) deposits made in the ordinary course of business to secure liability to insurance carriers; (xi) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xii) Liens on the assets of the Issuer to secure Hedging Agreements with respect to Indebtedness permitted by this Indenture to be incurred; (xiii) attachment or judgment Liens not giving rise to a Default or an Event of Default; and (ixv) any interest or title of a lessor under any capital lease or operating lease.

         "Permitted Holders" means Austin Ventures, L.P., BT Capital Partners, Inc., NationsBank Capital Investors, J. Merritt Belisle and Steven E. Seach.

         "Permitted Investments" means (i) Cash Equivalents; (ii) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;
(iii) the extension of credit to vendors, suppliers and customers in the ordinary course of business; (iv) Investments existing as of the date of this Indenture, and any amendment, modification, extension or renewal thereof to the extent such amendment, modification, extension or renewal does not require the Issuer or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (v) Hedging Agreements; (vi) any Investment for which the sole consideration provided is Equity Interests of the Issuer; (vii) any Investment consisting of a guarantee permitted under clause (e) of the second paragraph of Section 4.04; (viii) Investments in the Issuer, in any Wholly Owned Restricted Subsidiary or any Person that, as a result of or in connection with such Investment, becomes a Wholly Owned Restricted Subsidiary or is merged with or into or consolidated with the Issuer or a Wholly Owned Restricted Subsidiary, provided, however, that such Person's primary business is a Related Business; (ix) loans and advances to officers, directors and employees of the Issuer and the Restricted Subsidiaries for business-related travel expenses, moving expenses and other similar expenses in each case incurred in the ordinary course of business not to exceed $1 million outstanding at any time; (x) any acquisition of assets solely in exchange for the issuance of Equity Interests of the Issuer; and (xi) other Investments made after the date of this Indenture, in addition to any Permitted Investments described in clauses (i) through (x) above, in an aggregate amount at any one time outstanding not to exceed $1.0 million.

         "Person" means any individual, corporation, partnership, limited liability Issuer, joint venture, association, joint stock Issuer, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

         "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

         "Preferred Stock," means, in any Person, an Equity Interest of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

         "Principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

         "Productive Assets" means assets of a kind used or useable by the Issuer and the Restricted Subsidiaries in any Related Business and specifically includes assets acquired through

Asset Acquisitions (it being understood that "assets" may include Equity Interests of a Person that owns such Productive Assets, provided that after giving effect to such transaction, such Person would be a Restricted Subsidiary).

         "Purchase Money Indebtedness" means Indebtedness of the Issuer or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the fair market value of such property or such purchase price or cost.

         "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

         "redemption date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

         "redemption price," when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed as Exhibit A.

         "Reinvestment Date" means the date which is 365 days after the receipt of any Net Available Cash from an Asset Sale.

         "Related Business" means a cable television, media and communications, telecommunications, internet service provider or data transmission business, and businesses ancillary, complementary or reasonably related thereto.

         "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or a Restricted Subsidiary leases it back from such Person.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the 9 7/8% Senior Subordinated Notes due 2008, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.

         "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

         "Senior Guarantor Indebtedness" means the principal of, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on any Indebtedness of any Subsidiary Guarantor (other than as otherwise provided in this definition), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Subsidiary Guarantee. Without limiting the generality of the foregoing, "Senior Guarantor Indebtedness" will also include the principal of, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on, and all other amounts owing in respect of, all obligations of every nature of the Issuer from time to time owed to the lenders under the New Senior Credit Agreement. Notwithstanding the foregoing, "Senior Guarantor Indebtedness" shall not include (i) Indebtedness evidenced by the Subsidiary Guarantees, (ii) Indebtedness that is subordinated or junior in right of payment to any Indebtedness of any Subsidiary Guarantor, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to any Subsidiary Guarantor, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other taxes owed or owing by any Subsidiary Guarantor to the extent such liability constitutes Indebtedness,
(vi) Indebtedness of any Subsidiary Guarantor to a Subsidiary or any other Affiliate of the Issuer or any of such Affiliate's Subsidiaries, (vii) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by such Subsidiary Guarantor, and amounts owed by such Subsidiary Guarantor for compensation to employees or services rendered to such Subsidiary Guarantor, (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture and (ix) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

         "Senior Indebtedness" means the principal of, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on any Indebtedness of the Issuer (other than as otherwise provided in this definition), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" will also include the principal of, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on, and all other amounts owing in respect of, all obligations of every nature of the Issuer from time to time owed to the lenders under the New Senior Credit Agreement. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Securities,
(ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Issuer, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Issuer, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Issuer to the extent such liability constitutes Indebtedness, (vi) Indebtedness of the Issuer to a Subsidiary or any other Affiliate of the Issuer or any of such Affiliate's Subsidiaries,
(vii) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by the Issuer, and amounts owed by the Issuer for compensation to employees or services rendered to the Issuer, (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture and (ix) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

         "Senior Representative" means an authorized representative of a holder of Senior Indebtedness.

         "S&P" means Standard & Poor's Ratings Group, a division of the McGraw Hill Company, Inc., or any successor rating agency.

         "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

         "Strategic Equity Investment" means an investment in CCI by a company which is primarily engaged in the media and communications industry or the telecommunications industry and which has a market capitalization (if a public company) on the date of such investment in CCI of more than $1.0 billion or, if not a public company, had total revenues of more than $5.0 billion during its previous fiscal year.

         "Subordinated Obligations" means, with respect to the Issuer, any Indebtedness of the Issuer which is expressly subordinated in right of payment to the Securities.

         "Subsidiary" means a Person the majority of whose voting stock, membership interests or other Voting Equity Interests is or are owned by the Issuer or a Subsidiary. Voting stock in a corporation includes Equity Interests having voting power under ordinary circumstances to elect directors.

         "Subsidiary Guarantees" means the guarantees of the Issuer's obligations under this Indenture and the Securities.

         "Subsidiary Guarantors" means (i) each subsidiary of the Issuer on the Issue Date, as listed on the Appendix to this Indenture, and (ii) any Subsidiary of the Issuer that guarantees the Issuer's obligations under this Indenture and the Securities issued after the date of this Indenture pursuant to Section 4.19.

         "Subsidiary Operating Cash Flow" means, with respect to any Subsidiary for any period, the "Operating Cash Flow" of such Subsidiary and its Subsidiaries for such period determined by utilizing all of the elements of the definition of "Operating Cash Flow" in this Indenture, including the defined terms used in such definition, consistently applied only to such Subsidiary and its Subsidiaries on a consolidated basis for such period.

         "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 10.03.

         "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for redemption of the Securities following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the Securities; provided, however, that if the Weighted Average Life to Maturity of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of

United States Treasury securities for which such yields are given, except that if the Weighted Average Life to Maturity of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Trust Officer" means any officer within the corporate trust department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Units" means the units issued by CCI, concurrently with the initial Securities issued pursuant to this Indenture, consisting of the Discount Notes and shares of CCI Common Stock.

         "Unrestricted Subsidiary" means any Subsidiary of the Issuer (other than a Subsidiary Guarantor) designated as such pursuant to and in compliance with Section 4.17. Any such designation may be revoked by a resolution of the Board of Directors of the Issuer delivered to the Trustee, subject to the provisions of Section 4.17.

         "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Issuer nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Issuer or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness, except guaranteed debt of the Issuer or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such guaranteed debt resulted in a Restricted Payment at the time of incurrence) the Issuer shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Issuer or any Subsidiary to declare, a default on such Indebtedness of the Issuer or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; provided that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the Securities.

         "Voting Equity Interests" means Equity Interests in any Person with voting power under ordinary circumstances entitling the holders thereof to elect the board of directors, board of managers or other governing body of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary of which all of the outstanding Equity Interests (other than Equity Interests constituting directors' qualifying shares to the extent mandated by applicable law) are owned by the Issuer or by one or more Wholly Owned Restricted Subsidiaries or by the Issuer and one or more Wholly Owned Restricted Subsidiaries. Notwithstanding the foregoing, so long as Universal Cable Holding, Inc. holds at least 75% of the issued and outstanding shares of stock of Universal Cable Communications Inc., Universal Cable of Beaver, Oklahoma, Inc. and Universal Cable Midwest, Inc., each of such entities shall be deemed to be a Wholly Owned Subsidiary.

SECTION           1.02     Other Definitions.

                  Term                                   Defined in Section
                  ----                                   ------------------
         "Affiliate Transaction"                                   4.03
         "Bankruptcy Law"                                          6.01
         "Custodian"                                               6.01
         "Event of Default"                                        6.01
         "Funding Guarantor"                                      11.05
         "Guarantor Payment Blockage Period"                      12.02(a)
         "Non-Payment Default"                                     8.02(a)
         "Other Indebtedness"                                      4.19
         "Participants"                                            2.13
         "Paying Agent"                                            2.03
         "Payment Blockage Period"                                 8.02(a)
         "Permitted Indebtedness"                                  4.04
         "Physical Securities"                                     2.13
         "Registrar"                                               2.03

         "Required Filing Dates"                         4.12
         "Restricted Payment"                            4.06
         "Revocation"                                    4.17

SECTION           1.03     Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" or "obligors" on the indenture securities means the Issuer or any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION           1.04     Rules of Construction.

         Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

         (c) "or" is not exclusive;

         (d) words in the singular include the plural, and words in the plural include the singular;

         (e) provisions apply to successive events and transactions; and

         (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION      2.01     Form and Dating.

         The Securities and the Trustee's certificates of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Any notations, legends or endorsements not contained in the form of Security contained in Exhibit A shall be delivered in writing to the Trustee. The Issuer shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the form of the Securities, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture.

SECTION      2.02     Execution and Authentication.

         An Officer shall sign the Securities for the Issuer by facsimile signature.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $125,000,000, upon a written order signed by an Officer of the Issuer. The order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $125,000,000 except as provided in Section 2.07.

         The Securities shall initially be issued in the form of one or more permanent Global Securities, substantially in the form set forth in Exhibit A. Global Securities shall be registered in the name of a nominee of the Depositary and deposited with the Trustee, at its principal operations office in New York, New York, in its capacity as Securities Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Each Global Security shall evidence such of the outstanding Securities as shall be specified therein and each shall provide that it shall evidence the aggregate principal amount of outstanding Securities from time to time endorsed thereon, and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges, redemptions, and other similar transactions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION           2.03     Registrar; Paying Agent; Depositary.

         The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Issuer may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent and shall, if required, incorporate the provisions of the TIA. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with the provisions of Section 7.07.

         The Issuer initially appoints the Trustee as Registrar and Paying Agent. The Issuer shall give written notice to the Trustee in the event that the Issuer decides to act as Registrar or Paying Agent.

         The Issuer initially appoints DTC to act as Depositary with respect to any Global Securities and initially appoints the Trustee to act as Securities Custodian with respect to any Global Securities.

SECTION     2.04     Paying Agent to Hold Money in Trust.

         The Issuer shall require each Paying Agent to agree in writing to hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Issuer or any other obligor on the Securities), and the Issuer and the Paying Agent shall each notify the Trustee of any default by the Issuer (or any other obligor on the Securities) in making any such payment. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon making such payment the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION     2.05     Securityholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION     2.06     Transfer and Exchange.

         Subject to the provisions of Section 2.13, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities. The date of any Security issued pursuant to this Section 2.06 shall be the date of such transfer or exchange. No service charge shall be made to the Securityholder for any registration of transfer or exchange, but the Issuer may require from the Securityholder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 4.14 or 10.05, in which event the Issuer shall be responsible for the payment of such taxes).

         Any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system (as described in Section 2.13) maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

SECTION     2.07     Replacement Securities.

         If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. An indemnity bond in an amount sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced may be required by the Trustee or the Issuer. The Issuer and the Trustee each may charge such Holder for its expenses in replacing such Security.

         If, after the delivery of such replacement Security, a bona fide purchaser of the original Security in lieu of which such replacement Security was issued presents for payment or registration such original Security, the Trustee shall be entitled to recover such replacement Security from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

         Every replacement Security is an additional obligation of the Issuer.

SECTION     2.08     Outstanding Securities.

         Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except as provided in paragraph 5(b) of the Securities, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of the Issuer) holds on a redemption date or Maturity Date money sufficient to pay the principal of, and interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION     2.09     Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, any Subsidiary Guarantor or any of their respective Affiliates shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION     2.10     Temporary Securities.

         Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer consider appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION     2.11     Cancellation.

         The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment or cancellation. Except as provided in Section 2.07, the Issuer may not issue new Securities to replace, or reissue or resell, Securities which the Issuer has redeemed, paid, purchased on the open market or otherwise, or otherwise acquired or have been delivered to the Trustee for cancellation. The Trustee (subject to the record-retention requirements of the Exchange Act) may, but shall not be required to destroy canceled Securities.

SECTION     2.12     Defaulted Interest.

         If the Issuer defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus any interest payable on the defaulted interest pursuant to Section 4.01 hereof, to the persons who are Securityholders on a subsequent special record date, and such term, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Issuer shall mail to each Securityholder and to the Trustee a notice that states such special record date, the payment date and the amount of defaulted interest to be paid.

SECTION     2.13     Book-Entry Provisions for Global Securities.

         (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Exhibit C.

         Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for certificated Securities ("Physical Securities") in accordance with the rules and procedures of the Depositary. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for any Global Security and a successor depositary is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Physical Securities.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred or exchanged, and the Issuer shall execute (and any Subsidiary Guarantor shall execute the Subsidiary Guarantee endorsed thereon), and the Trustee, pursuant to instructions set forth in an Officer's Certificate from the Issuer, shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

         (d) In connection with the transfer or exchange of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute (and any Subsidiary Guarantor shall execute the Subsidiary Guarantee endorsed thereon), and the Trustee, pursuant to instructions set forth in an Officer's Certificate from each of the Issuer, shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

         (e) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION    3.01     Notices to Trustee.

         If the Issuer is to effect the redemption of any Securities pursuant to paragraph 5 of the Securities at the applicable redemption price set forth therein, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

         The Issuer shall give the notice provided for in this Section 3.01 at least 45 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officer's Certificate stating that such redemption will comply with the conditions contained herein.

SECTION    3.02     Selection of Securities to Be Redeemed.

         If less than all of the Securities are to be redeemed pursuant to paragraph 5 thereof, the Trustee shall select the Securities to be redeemed pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION    3.03     Notice of Redemption.

         At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address.

         The notice shall identify the Securities to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) the CUSIP number;

         (d) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

         (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Issuer defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender of such Securities to the Paying Agent; and

         (g) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such

Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

         At the Issuer's request, the Trustee shall give the notice of redemption on behalf of the Issuer, in the Issuer's name and at the Issuer's expense.

SECTION     3.04     Effect of Notice of Redemption.

         Once a notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon to the redemption date, but interest installments whose maturity is on or prior to such redemption date shall be payable to the Holders of record at the close of business on the relevant record dates referred to in the Securities. The Trustee shall not be required to (i) issue, authenticate, register the transfer of or exchange any Security during a period beginning 15 days before the date a notice of redemption is mailed and ending at the close of business on the date the redemption notice is mailed, or (ii) register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION     3.05     Deposit of Redemption Price.

         At least one Business Day before the redemption date, the Issuer shall deposit with the Paying Agent (or if the Issuer is the Paying Agent, such Issuer shall, on or before the redemption date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

SECTION     3.06     Securities Redeemed in Part.

         Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                   COVENANTS

SECTION           4.01     Payment of Securities.

         The Issuer shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of the Issuer) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

         The Issuer shall pay interest on overdue principal at the same rate per annum borne by the Securities. The Issuer shall pay interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful.

         Payments of the principal of and interest on any Global Securities will be made to the Depositary or its nominee, as the case may be, as the registered owner thereof. None of the Issuer, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

SECTION           4.02     Maintenance of Office or Agency.

         The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

         The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the

Borough of Manhattan, the City of New York, for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION           4.03     Limitation on Transactions with Affiliates.

         The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate, officers or directors of the Issuer (an "Affiliate Transaction") unless (i) the terms of such transaction are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, the terms of such transaction are set forth in writing and shall have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (i) above) and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $10 million, the Issuer has received a written opinion from a nationally recognized independent investment banking firm, or nationally recognized accounting or appraisal firm, that such Affiliate Transaction is fair to the Issuer and its Restricted Subsidiaries from a financial point of view.

         The provisions of the foregoing paragraph shall not prohibit (i) any Restricted Payment permitted to be made pursuant to Section 4.06, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors and otherwise permitted under this Indenture, (iii) the grant of stock options or similar rights to employees and directors of the Issuer in the ordinary course of business pursuant to plans approved by the Board of Directors, and otherwise permitted under this Indenture (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Issuer or its Restricted Subsidiaries, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Issuer and its Restricted Subsidiaries who are not employees of the Issuer or its Restricted Subsidiaries, (vi) any transaction between the Issuer and a Wholly Owed Subsidiary or between Wholly Owned Subsidiaries or (vii) the payment of Investment Banking Fees.

SECTION           4.04     Limitation on Indebtedness

         The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) except for Permitted Indebtedness; provided, however, that the Issuer or any Restricted Subsidiary which is a Subsidiary Guarantor may incur Indebtedness if, at the time of and immediately after giving pro forma effect to such incurrence of indebtedness and the application of the proceeds therefrom, the Debt to Operating Cash Flow Ratio would be less than or equal to
7.0 to 1.0 until June 30, 2000, and 6.0 to 1.0 thereafter.

         The foregoing limitations will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

         (a) Indebtedness under the Securities issued on the date of this Indenture, the Exchange Securities and this Indenture;

         (b) Indebtedness of the Issuer and the Restricted Subsidiaries outstanding on the Issuance Date and listed on a schedule to this Indenture, other than Indebtedness described in clause (a), (c), (d) or (e) of this
Section 4.04;

         (c) Indebtedness of (x) any Wholly Owned Restricted Subsidiary owed to or issued to and held by the Issuer or any Restricted Subsidiary and (y) the Issuer owed to and held by any Wholly Owned Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Issuer's obligations under this Indenture and the Securities; provided, however, that an incurrence of Indebtedness that is not permitted by this clause (c) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Issuer or a Restricted Subsidiary referred to in this clause (c) to any Person (other than the Issuer or a Wholly Owned Restricted Subsidiary) such that such Restricted Subsidiary ceases to be a Restricted Subsidiary or (ii) any designation of a Restricted Subsidiary which holds Indebtedness of the Issuer as an Unrestricted Subsidiary;

         (d) guarantees by any Restricted Subsidiary of Indebtedness of the Issuer permitted in accordance with the provisions of this Indenture;

         (e) Indebtedness of the Issuer and any Subsidiary Guarantor under the New Senior Credit Agreement in the aggregate principal amount at any one time outstanding not to exceed $125.0 million;

         (f) indebtedness of the Issuer or any Subsidiary Guarantor to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness of the Issuer or any Subsidiary Guarantor, as the case may be, incurred in compliance with clause (a), (b), (e) or (g) of this paragraph of this covenant; provided, however, that (i) Indebtedness of the Issuer may not be refinanced under this clause (f) with Indebtedness of any Restricted Subsidiary, (ii) any such refinancing shall not exceed the sum of the principal amount or liquidation preference or redemption payment value (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof at the time of such refinancing, an amount no greater than such lesser amount) of the Indebtedness being refinanced plus the amount of accrued interest or dividends thereon and such reasonable fees and expenses incurred in connection therewith, (iii) Indebtedness representing a refinancing of Indebtedness of the Issuer shall not mature prior to the stated maturity of the Indebtedness refinanced and shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, (iv) Subordinated Obligations of the Issuer may only be refinanced with Subordinated Obligations of the Issuer, and (v) Other Pari Passu Debt which is unsecured may only be refinanced with unsecured Indebtedness, which is either Other Pari Passu Debt or Subordinated Obligations;

         (g) Indebtedness of the Issuer or a Subsidiary Guarantor represented by Capitalized Lease Obligations, mortgage financings, performance bonds, purchase money obligations or letters of credit, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuer or such Subsidiary Guarantor in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

         (h) Indebtedness incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer); provided, however, that on the date of such acquisition and after giving effect thereto, the Debt to Operating Cash Flow Ratio would have been less than or equal to the Debt to Operating Cash Flow Ratio immediately prior thereto;

         (i) Indebtedness of the Issuer and any Restricted Subsidiary under a Hedging Agreement related to floating interest on Indebtedness under the New Senior Credit Agreement provided that such Hedging Agreement is designed solely to protect against fluctuations in interest rates and does not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates; and

         (j) In addition to any Indebtedness described in clauses (a) through
(i) above, Indebtedness of the Issuer or any of the Subsidiary Guarantors so long as the aggregate principal amount of all such indebtedness incurred pursuant to this clause (j) does not exceed $5.0 million at any one time outstanding.

         For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (i) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer shall classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

SECTION           4.05     Disposition of Proceeds of Asset Sales.

         The Issuer shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless (i) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof, as determined in good faith by the Board of Directors of the Issuer and evidenced in a Board Resolution; and (ii) not less than 75% of the consideration received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

         Within 365 days after the receipt of any Net Available Cash from an Asset Sale, the Issuer or the applicable Restricted Subsidiary may apply such Net Available Cash to: (A) prepay, repay, redeem or purchase Senior Indebtedness or Indebtedness of a Subsidiary Guarantor (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer); (B) acquire all or substantially all of the assets of a Related Business; (C) acquire Voting Stock of a Related Business from a Person that is not a Subsidiary of the Issuer; provided, that, (x) after giving effect thereto, the Issuer or its Restricted Subsidiary owns a majority of such Voting Stock and (y) such acquisition is otherwise made in accordance with this Indenture, including, without limitation, the covenant in Section 4.06; or (D) make a capital expenditure or acquire other long-term assets that are used or useful in a Related Business. To the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B), (C) or (D) ("Excess Proceeds"), the Issuer shall make an Offer to Holders of the Securities to purchase Securities and an offer to holders of Pari Passu Indebtedness to repurchase such Indebtedness pursuant to and subject to the conditions set forth below.

         Notwithstanding the foregoing provisions, the Issuer and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Sales which are not applied in accordance with this covenant exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments.

         For the purposes of this covenant, the following are deemed to be cash: (x) the assumption by the transferee of Indebtedness of the Issuer (other than Indebtedness that is subordinated to the Securities and other than any Disqualified Equity Interest of the Issuer) or Indebtedness of any Restricted Subsidiary (other than Indebtedness that is subordinated to the Subsidiary Guarantee of such Restricted Subsidiary and other than any Disqualified Equity Interest of such Restricted Subsidiary) and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Sale; (y) securities received by the Issuer or any Restricted Subsidiary from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 20 days of the applicable Asset Sale (to the extent of the cash received); and (z) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet) of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Subsidiary Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or any such Restricted Subsidiary from further liability.

         When the aggregate amount of Excess Proceeds exceeds $10.0 million or more, the Issuer will apply the Excess Proceeds to the repayment of the Securities and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Issuer to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Issuer will make an offer to purchase (an "Offer") from all holders of the Securities in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Security Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Securities tendered) and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Issuer will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Security Amount; provided that in no event will the

Issuer be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness. The offer price of the Securities will be payable in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Securities tendered pursuant to the Offer is less than the Security Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon the completion of the purchase of all the Securities tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Net Available Cash, if any shall be reset at zero.

         If the Issuer is required to make an Offer, the Issuer shall mail, within 30 days following the Reinvestment Date, a notice to the holders of Securities stating, among other things: (1) that such holders have the right to require the Issuer to apply the Excess Proceeds to repurchase such Securities at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Issuer, that each holder must follow in order to have such Securities repurchased; and
(4) the calculations used in determining the amount of Excess Proceeds to be applied to the repurchase of such Securities.

         The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this covenant.

SECTION           4.06     Limitation on Restricted Payments.

         The Issuer shall not, and shall not permit any Restricted Subsidiary to, make any Restricted Payment if (i) immediately before or immediately after giving effect to such Restricted Payment, a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment; (ii) immediately after giving effect to such proposed Restricted Payment, the Issuer would not be able to incur $1.00 of additional Indebtedness under the Debt to Operating Cash Flow Ratio of the first paragraph of Section 4.04; or (iii) immediately after giving effect to any such Restricted Payment, the aggregate of all Restricted Payments which shall have been made on or after the date of this Indenture (the amount of any Restricted Payment, if other than cash, to be based upon the fair market value thereof on the date of such Restricted Payment) would exceed an amount equal to the difference between (a) the Cumulative Credit and (b) 1.4 times Cumulative Interest Expense.

         "Restricted Payment" means (i) any dividend (whether made in cash, property or securities) on or with respect to any Equity Interests of the Issuer or of any Restricted Subsidiary (other than any dividend made to the Issuer or another Wholly Owned Restricted Subsidiary or any dividend payable in Equity Interests of the Issuer or any Restricted Subsidiaries); or (ii) any distribution (whether made in cash, property or securities) on or with respect to any Equity Interests of the Issuer or of any Restricted Subsidiary (other than any distribution made to the Issuer or another Wholly Owned Subsidiary or any distribution payable in Equity Interests of the Issuer or any Restricted Subsidiary); or (iii) any redemption, repurchase, retirement or other direct or indirect acquisition of any Equity Interests of the Issuer, or any warrants, rights or options to purchase or acquire any such Equity Interests or any securities exchangeable for or convertible into any such Equity Interests; or
(iv) any redemption, repurchase, retirement or other direct or indirect acquisition for value or other payment of principal, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Obligations; or (v) any Investment (other than a Permitted Investment).

         The provisions of the first paragraph of this covenant shall not prevent (i) the retirement of any of the Issuer's Equity Interests in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Issuer or an employee stock ownership plan or to a trust established by the Issuer or any Subsidiary of the Issuer for the benefit of its employees) of Equity Interests of the Issuer (other than any Disqualified Equity Interest), provided that the Net Cash Proceeds from the issuance are excluded from clause (i) of the definition of Cumulative Credit; (ii) the payment of any dividend or distribution on, or redemption of Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the first paragraph of this covenant and the other provisions of this Indenture; (iii) investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the provisions described in Section 4.05;
(iv) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Obligations in exchange for, or out of Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or any employee stock ownership plan or to a trust established by the Issuer or any Subsidiary of the Issuer (for the benefit of its employees)) of Equity Interests of the Issuer (other than any Disqualified Equity Interest); and (v) the making and consummation of (A) an Offer in accordance with the provisions of this Indenture with any Excess Proceeds or (B) a Change of Control Offer with respect to the Securities in accordance with the provisions of this Indenture; provided however, that in the case of clause (ii), no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or as a result thereof. In determining the aggregate amount of Restricted Payments made on or after the date of this Indenture, Restricted Payments made pursuant to clause (ii) shall be included in such calculation.

SECTION           4.07     Corporate Existence.

         Subject to Article Five, the Issuer shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate or partnership existence, as the case may be, and the corporate, partnership or other existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and the Restricted Subsidiaries.

SECTION           4.08     Payment of Taxes and Other Claims.

         The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any of its Restricted Subsidiaries or upon the income, profits or property of the Issuer or any of its Restricted Subsidiaries and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien (other than a Permitted Lien) upon the property, of the Issuer or any of its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves or other provision has been made.

SECTION           4.09     Notice of Defaults.

         (a) In the event that any Indebtedness of the Issuer or any of its Restricted Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Issuer shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Issuer is taking or proposes to take with respect thereto.

         (b) Within five business days of the occurrence of any Default, the Issuer shall promptly deliver an Officer's Certificate to the Trustee specifying the Default or Event of Default.

SECTION           4.10     Maintenance of Properties.

         The Issuer shall cause all material properties owned by or leased to it or any of its Restricted Subsidiaries and used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

SECTION           4.11     Compliance Certificate.

         The Issuer shall deliver to the Trustee on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Issuer stating that a review of the activities of the Issuer has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Issuer is taking or proposes to take with respect thereto.

SECTION           4.12     Provision of Financial Information.

         Whether or not the Issuer is subject to Sections 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Issuer shall file with the SEC so long as the Securities are outstanding the annual reports, quarterly reports and other periodic reports which the Issuer would have been required to file with the SEC pursuant to such Sections 13(a) or 15(d) or any successor provision thereto if the Issuer was so subject on or prior to the respective dates (the "Required Filing Dates") by which the Issuer would have been required so to file such documents if the Issuer was so subject. The Issuer shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to file with the SEC) (i) transmit or cause to be transmitted by mail to all holders of Securities, as their names and addresses appear in the register maintained by the Registrar, without cost to such holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Issuer is required to file with the SEC pursuant to the preceding sentence or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Issuer with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. The Issuer shall not be obligated to file any such reports with the SEC if the SEC does not permit such filings for all companies similarly situated other than due to any action or inaction by the Issuer. The Issuer will also comply with ss.314(a) of the TIA. In addition, for so long as any of the Securities remain outstanding and prior to the later of the consummation of the Exchange Offer and the effectiveness of the Shelf Registration Statement, if required, the Issuer and each Subsidiary Guarantor shall furnish to holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended.

SECTION           4.13     Waiver of Stay, Extension or Usury Laws.

         The Issuer and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Issuer or such Subsidiary Guarantor from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer and each of the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION           4.14     Change of Control.

         Upon the occurrence of a Change of Control, each holder of Securities shall have the right to require the Issuer to repurchase all or any part of such holder's Securities pursuant to an offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest, if any, thereon to the date of repurchase (the "Change of Control Payment").

         Within 30 days of the occurrence of a Change of Control, the Issuer shall send by first-class mail, postage prepaid, to the Trustee and to each holder of the Securities, at the address appearing in the register of Securities maintained by the Registrar, a notice stating: (i) that the Change of Control Offer is being made pursuant to this covenant and that all Securities tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Security not tendered will continue to accrue interest; (4) that, unless the Issuer defaults in the payment of the Change of Control Payment, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that holders accepting the offer to have their Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities to the Paying Agent at the address specified in the notice prior to the close of business on the business day preceding the Change of Control Payment Date; (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Securities delivered for purchase, and a statement that such holder is withdrawing its election to have such Securities purchased; (7) that holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, provided that each Security purchased and each such new Security issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof; (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and (9) the name and address of the Paying Agent.

         On the Change of Control Payment Date, the Issuer shall, to the extent lawful (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Securities so accepted together with an Officer's Certificate stating the Securities or portions thereof tendered to the Issuer. The Paying Agent shall promptly mail to each holder of Securities so accepted payment in an amount equal to the purchase price for such Securities, and the Issuer shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each such new Security shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Issuer will send to the Trustee and the holders of Securities on or as soon as practicable after the Change of Control Payment Date a notice setting forth the results of the Change of Control Offer.

         The Issuer will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the

Issuer and purchases all Securities or portions thereof validly tendered and not withdrawn under such Change of Control Offer.

         The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this covenant.

SECTION           4.15     Limitation on Senior Subordinated Indebtedness.

         (a) The Issuer shall not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Securities and expressly rank subordinate in right of payment to any Senior Indebtedness.

         (b) The Issuer shall not permit any Subsidiary Guarantor to and no Subsidiary Guarantor will, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor and expressly rank subordinate in right of payment to any Senior Guarantor Indebtedness of such Subsidiary Guarantor.

SECTION 4.16 Limitations on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

         The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends in cash or otherwise or make any other distributions to the Issuer or any Restricted Subsidiary on its Equity Interests; (b) pay any Indebtedness owed to the Issuer or any Restricted Subsidiary; (c) make loans or advances or guarantee any such loans or advances, to the Issuer or any Restricted Subsidiary; (d) transfer any of its properties or assets to the Issuer or any Restricted Subsidiary; (e) grant Liens on the assets of the Issuer or any Restricted Subsidiary in favor of the holders of the Securities; or (f) guarantee the Securities or any renewals or refinancings thereof (any of the actions described in clauses (a) through (f) above is referred to herein as a "Specified Action"), except for (i) such encumbrances or restrictions arising by reason of Acquired Indebtedness of any Restricted Subsidiary existing at the time such Person became a Restricted Subsidiary, provided that such encumbrances or restrictions were not created in anticipation of such Person becoming a Restricted Subsidiary and are not applicable to the Issuer or any other Restricted Subsidiary, (ii) such encumbrances or restrictions arising under refinancing Indebtedness permitted by clause (f) of the second paragraph under Section 4.04; provided that the terms and conditions of any such restrictions are not less favorable to the holders of Securities than those under the Indebtedness being refinanced, (iii) customary provisions restricting the assignment of any contract of the Issuer or any Restricted Subsidiary, (iv) with respect to clause (d) above, restrictions in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent the restriction restricts the transfer of property subject to such security agreement or mortgage; (v) restrictions pursuant to the New Senior Credit Agreement; and (vi) restrictions pursuant to the Discount Notes and the related indenture.

SECTION           4.17     Designation of Unrestricted Subsidiaries.

         The Issuer may designate after the Issuance Date any Subsidiary of the Issuer (other than a Subsidiary Guarantor) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

         (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

         (b) the Issuer would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of Section 4.06 in an amount (the "Designation Amount") equal to the greater of (1) the net book value of the Issuer's interest in such Subsidiary calculated in accordance with GAAP or
(2) the Fair Market Value of the Issuer's interest in such Subsidiary as determined in good faith by the Issuer's Board of Directors;

         (c) the Issuer would be permitted under this Indenture to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Debt to Operating Cash Flow Ratio of the first paragraph of Section 4.04 at the time of such Designation (assuming the effectiveness of such Designation);

         (d) such Unrestricted Subsidiary does not own any Equity Interest in any Restricted Subsidiary of the Issuer which is not simultaneously being designated an Unrestricted Subsidiary;

         (e) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Subsidiary Guarantee for the Securities; and

         (f) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Issuer or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

         In the event of any such Designation, the Issuer shall be deemed to have made an Investment constituting a Restricted Payment pursuant Section 4.06 for all purposes of this Indenture in the Designation Amount.

         The Issuer shall not and shall not cause or permit any Restricted Subsidiary to at any time (x) provide credit support for, or subject any of its property or assets (other than the Equity Interest of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) (other than permitted Investments in Unrestricted Subsidiaries) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary shall be deemed to be the designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.

         The Issuer may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

         (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

         (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

         (c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Issuer could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.04.

         All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Issuer delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION           4.18     Limitation on Liens.

         The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, to incur any Indebtedness secured by a Lien against or on any of its property or assets now owned or hereafter acquired by the Issuer or any Restricted Subsidiary unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such secured Indebtedness. This restriction does not, however, apply to Indebtedness secured by (i) Liens securing the Indebtedness under the New Senior Credit Agreement; (ii) Liens, if any, in effect on the date of this Indenture; (iii) Liens in favor of governmental bodies to secure progress or advance payments; (iv) Liens on Equity Interests or Indebtedness existing at the time of the acquisition thereof (including acquisition through merger or consolidation), provided that such Liens were not incurred in anticipation of such acquisition; (v) Liens securing the Securities; (vi) Liens securing Indebtedness of the Issuer in an amount not to exceed $5.0 million at any time outstanding; (vii) Other Permitted Liens; and (viii) any extension, renewal or replacement of any Lien referred to in the foregoing clauses (i) through (vii), inclusive but only to the extent such liens do not extend to any other property or assets (other than improvements).

SECTION           4.19     Limitation on Guarantees of Certain Indebtedness.

         The Issuer shall not (a) permit any Restricted Subsidiary to guarantee any Indebtedness of the Issuer other than the Securities (the "Other Indebtedness"), or (b) pledge any intercompany Indebtedness representing obligations of any of its Restricted Subsidiaries to secure the payment of Other Indebtedness, in each case unless such Restricted Subsidiary, the Issuer and the Trustee execute and deliver a supplemental indenture causing such Restricted Subsidiary to guarantee the Issuer's obligations under this Indenture and the Securities to the same extent that such Restricted Subsidiary guaranteed the Issuer's obligations under the Other Indebtedness (including waiver of subrogation, if any except that (A) such guarantee need not be secured unless required pursuant to Section 4.18 and (B) if such Indebtedness is by its terms expressly subordinated to the Securities, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's guarantee of the Securities at least to the same extent as such Indebtedness is subordinated to the Securities). Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

         Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Issuer's Equity Interest in, or all of or substantially all the assets of, such Restricted Subsidiary which transaction is permitted by the terms of this Indenture and such Restricted Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Issuer or any Restricted Subsidiaries and (with respect to any Subsidiary Guarantees created after the date of this Indenture) the release by the holders of the Indebtedness of the Issuer described in clause (a) above of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Issuer has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in or guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

SECTION 4.20 Limitation on Sale or Issuance of Capital Stock of Restricted Subsidiaries.

         The Issuer (a) shall not, and shall not permit any Restricted Subsidiary of the Issuer to, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of any Equity Interest of any Restricted Subsidiary to any Person (other than to the Issuer or a Wholly Owned Restricted Subsidiary), unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interest of such Restricted Subsidiary and
(ii) the Net Cash Proceeds from such transfer conveyance, sale, lease or other disposition are applied in accordance with Section 4.05 and (b) will not permit any Restricted Subsidiary to issue any of its Equity Interest (other than, if required under applicable law, shares of its Equity Interest constituting directors' qualifying shares) to any Person other than to the Issuer or Wholly Owned Restricted Subsidiary.

SECTION           4.21     Limitation on Sale/Leaseback Transactions.

         The Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Issuer or such Restricted Subsidiary would be entitled to (A) incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to Section 4.04 and (B) create a Lien on such property securing such Attributable Indebtedness without equally and ratably securing the Securities pursuant to the covenant described under Section 4.18; (ii) the net cash proceeds received by the Issuer or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined in good faith by the Board of Directors of the Issuer and certified in an Officer's Certificate to the Trustee) of such property and
(iii) the transfer of such property is permitted by, and the Issuer or such Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.05.

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION           5.01     Merger, Sale of Assets, etc.

         The Issuer shall not, in a single transaction or through a series of related transactions, consolidate or merge with or into, or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to, another Person or a group of Persons, or permit any Restricted Subsidiary to do so if such transaction would result in the transfer of all or substantially all of the assets of the Issuer on a consolidated basis unless
(i) either (A) the Issuer shall be the continuing Person, or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which any such transfer shall have been made, is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States, any State thereof or the District of Columbia;
(ii) the surviving Person (if other than the Issuer) expressly assumes by supplemental indenture all the obligations of the Issuer under the Securities and this Indenture; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction, the surviving Person would be able to incur $1.00 of additional Indebtedness under the Debt to Operating Cash Flow Ratio of Section 4.04; and (v) the Issuer shall have delivered to the Trustee prior to the proposed transaction an Officer's Certificate and an Opinion of Counsel, each stating that the proposed consolidation, merger or transfer and such supplemental indenture will comply with this Indenture.

         In addition, each Subsidiary Guarantor shall not, and the Issuer shall not permit a Subsidiary Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Issuer or any Subsidiary Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Issuer or any Subsidiary Guarantor), unless clauses (i)-(v) above are satisfied with respect to such Subsidiary Guarantor (rather than the Issuer).

SECTION           5.02     Successor Corporation Substituted.

         In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Issuer or any Subsidiary Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the Obligations of such Issuer or any such Subsidiary Guarantor, as the case may be, under the Securities, the Registration Rights Agreement and this Indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Subsidiary Guarantor, as the case may be, and such Issuer or such Subsidiary Guarantor, as the case may be, shall be discharged from its Obligations under this Indenture, the Securities or its Subsidiary Guarantee, as the case may be.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION           6.01     Events of Default.

         Each of the following shall be an "Event of Default":

         (a) failure to pay interest on any Security when the same becomes due and payable and such Default continues for a period of 30 days, whether or not such payment is prohibited by Article Eight hereof;

         (b) failure to pay the principal (or premium, if any, on) of any Securities when the same becomes due and payable at maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by Article Eight hereof;

         (c) failure to perform or comply with any of the provisions of Sections
5.01 or 5.02;

         (d) failure to perform or comply with any of the provisions of Sections 4.03, 4.04, 4.06, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 or 4.20 for
30 days after notice;

         (e) failure to observe or perform any other covenant, warranty or agreement contained in the Securities or this Indenture, and the Default continues for the period and after the notice specified in the last paragraph of this Section 6.01;

         (f) a default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Issuer or any Restricted Subsidiary having an outstanding principal amount of $5.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or the failure to pay principal when due at the stated maturity of any such Indebtedness;

         (g) any Subsidiary Guarantee ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture and such Subsidiary Guarantee).

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         (h) either of the Issuer or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (1) commences a voluntary case or proceeding,

                  (2) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                  (3) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (4) makes a general assignment for the benefit of its
                      creditors;

         (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (1) is for relief against the Issuer or any Restricted
                      Subsidiary in an involuntary case or proceeding,

                  (2) appoints a Custodian of the Issuer or any Restricted
                      Subsidiary or for all or substantially all of its property, or

                  (3) orders the liquidation of the Issuer or any Restricted
                      Subsidiary,
and in each case the order or decree remains unstayed and in effect for 60 consecutive days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

         (j) there shall have been any judgment or judgments against the Issuer or any Restricted Subsidiary in an amount of $5.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) and either
(A) an enforcement proceeding has been commenced by any creditor upon such judgement or decree or (B) such judgement or decree remains outstanding for a period of 60 days following such judgement and is not discharged waived or stayed within 10 days of after notice.

         A Default under clause (e) is not an Event of Default until the Trustee notifies the Issuer, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Issuer and the Trustee, of the Default in writing and the Issuer does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding. When a Default is cured, it ceases.

SECTION           6.02     Acceleration.

         If an Event of Default with respect to the Securities (other than an Event of Default specified in clause (h) or (i) of Section 6.01 with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Issuer (and to the Trustee if given by the Holders) may declare the unpaid principal of and accrued and unpaid interest to the date of acceleration on all the outstanding Securities to be due and payable immediately and, upon any such declaration, such principal amount and accrued and unpaid interest shall become immediately due and payable.

         If an Event of Default specified in clause (h) or (i) of Section 6.01 with respect to the Issuer occurs all unpaid principal of and accrued and unpaid interest on the outstanding Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder thereof.

         After a declaration of acceleration, but before a judgment or decree for payment of the money due in respect of the Securities has been obtained by the Trustee, the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Issuer and the Trustee may rescind and annul such declaration and its consequences if (a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel,
(ii) all overdue interest on all Securities then outstanding, (iii) the principal of and premium, if any, on any Securities then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-declaration of acceleration, have been cured or waived as provided in this Indenture. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION           6.03     Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION           6.04     Waiver of Past Default.

         Subject to Sections 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount of the then outstanding Securities, on behalf of all the Holders, by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium on, if any, or interest on any Security as specified in clauses (a) and (b) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 10.02. The Issuer shall deliver to the Trustee an Officer's Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section 6.04 shall be in lieu of ss.316(a)(1)(B) of the TIA and such ss.316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

         Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION           6.05     Control by Majority.

         Subject to Section 2.09, the Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This
Section 6.05 shall be in lieu of ss.316(a)(1)(A) of the TIA, and such ss.316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION           6.06     Limitation on Suits.

         Subject to Section 6.07, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

         (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue a remedy;

         (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 15 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 15-day period the Holders of a majority in principal amount of the then outstanding Securities (excluding Affiliates of the Issuer) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION           6.07     Rights of Holders To Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium on, if any, or interest on the Security, on or after the respective due dates expressed in the Security (subject to Articles Eight and Twelve), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION           6.08     Collection Suit by Trustee.

         If an Event of Default in payment of interest or principal specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION           6.09     Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Securities), their creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION           6.10     Priorities.

         If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

         (a)      First:  to the Trustee for amounts due under Section 7.07;

         (b) Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

         (c)      Third:  to the Issuer.

         The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

SECTION           6.11     Undertaking for Costs.

         All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION           7.01     Duties of Trustee.

         (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of a Default:

                  (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1)      This paragraph does not limit the effect of paragraph
                           (b) of this Section 7.01;

                  (2) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity reasonably satisfactory to it against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION           7.02     Rights of Trustee.

         Subject to Section 7.01:

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

         (c) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (d) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

         (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.

         (g) The Trustee may execute any of its trusts or powers or perform any duties under this Indenture either directly or by or through agents or attorneys, and may in all cases pay, subject to reimbursement as provided in
Section 7.07, such reasonable compensation as it deems proper to all such agents and attorneys reasonably employed or retained by it, and the Trustee shall not be responsible for any misconduct or negligence of any agent or attorney appointed with due care by it.

         (h) The Trustee is not required to take notice or deemed to have notice of any default or Event of Default hereunder, except Events of Default under Section 6.01(a) and 6.01(b), unless a Trust Officer of the Trustee has actual knowledge thereof or has received notice in writing of such default or Event of Default from the Issuer or from the holders of at least 25% in aggregate principal amount of the Outstanding Securities, and in the absence of any such notice, the Trustee may conclusively assume that no such default or Event of Default exists.

         (i) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

         (j) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of holders of Securities, each representing less than a majority in aggregate principal amount of such securities outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

         (k) The Trustee's immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee's officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnification shall survive the Trustee's resignation or removal, the discharge of this Indenture and final payment of the Securities.

         (l) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

         (m) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Securities, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Securities.

SECTION           7.03     Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. The Trustee, in its commercial banking or in any other capacity, may also engage in or be interested in any financial or other transaction with the Issuer and may act as depository, trustee or agent for any committee of Securityholders secured hereby or other obligations of the Issuer as freely as if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11. The provisions of this Section 7.03 shall apply to Affiliates of the Trustee and any agent.

SECTION           7.04     Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION           7.05     Notice of Defaults.

         If a Default or an Event of Default occurs and is continuing and the Trustee knows of such Defaults or Events of Default, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders. This Section 7.05 shall be in lieu of the proviso to ss.315(b) of the TIA and such proviso to ss.315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.


SECTION           7.06     Reports by Trustee to Holders.

         If required by TIA ss.313(a), within 60 days after each June 15 beginning with the June 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such June 15 that complies with TIA ss.313(a); provided, however, that, if no event under TIA ss.313(a) has occurred in a 12 month period, no such report need be transmitted.
The Trustee also shall comply with TIA ss.313(b), (c) and (d).

         A copy of each such report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

         The Issuer shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION           7.07     Compensation and Indemnity.

         The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including reasonable fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

         The Issuer shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Issuer promptly shall not relieve the Issuer of its obligations hereunder except to the extent that the Issuer is materially prejudiced thereby. The Issuer shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Issuer's expense; provided, however, that the Issuer's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees of such counsel. The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee.

         To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except (i) money or property held in trust to pay principal of or interest on particular Securities, and (ii) any money or property held in trust pursuant to Article Eight or Article Twelve.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Issuer's obligations under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Issuer's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION           7.08     Replacement of Trustee.

         The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee with the Issuer's consent. The Issuer may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10;

         (b) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

         (c) a custodian or other public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Seven shall become effective until the acceptance of appointment by the successor Trustee under Section 7.08.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION           7.09     Successor Trustee by Merger, etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee, provided such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION           7.10     Eligibility; Disqualification.

         This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA ss.ss.310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA ss.310(b), the Trustee and the Issuer shall comply with the provisions of TIA ss.310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION           7.11     Preferential Collection of Claims Against Issuer.

         The Trustee shall comply with TIA ss.311(a), excluding any creditor relationship listed in TIA ss.311(b). A Trustee who has resigned or been removed shall be subject to TIA ss.311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                          SUBORDINATION OF SECURITIES

SECTION           8.01     Securities Subordinated to Senior Indebtedness.

         The Issuer covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that all Securities shall be issued subject to the provisions of this Article; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities by the Issuer (including without limitation under Article Three, Section 4.01 and Article Five) shall, to the extent and in the manner set forth in this Article, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under existing and future Senior Indebtedness.

SECTION           8.02     No Payment on Securities in Certain Circumstances.

         (a) Upon the occurrence and during the continuance of any default in the payment of principal of, premium, if any, or interest on any Senior Indebtedness, beyond any applicable grace period with respect thereto (a "Payment Default"), no payment or distribution of any assets of the Issuer of any kind or character may be made on account of the Securities unless and until such Payment Default has been cured, waived or has ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash or the benefits of this sentence shall have been waived in writing by or on behalf of the holders of such Senior Indebtedness.

         (b) Upon the occurrence and during the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a "Non-Payment Default") and after the receipt by the Trustee and the Issuer from a Senior Representative of written notice of such Non-Payment Default, no payment (other than payments previously made pursuant to the provisions in Article Nine) or distribution of any assets of the Issuer of any kind or character (other than common stock or securities convertible into common stock and other than Indebtedness which is subordinated to the Designated Senior Indebtedness at least to the same extent the Securities are subordinated to such Designated Senior Indebtedness) may be made by the Issuer on account of the principal of, premium, if any, or interest on, the Securities or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Securities for the period specified below (the "Payment Blockage Period").

         The Payment Blockage Period shall commence upon the receipt of notice of the NonPayment Default by the Trustee and the Issuer from a Senior Representative and shall end on the earliest of (i) the 179th day after such commencement, (ii) the date on which such NonPayment Default (and all other Non-Payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full in cash or (iii) the date on which such Payment Blockage Period (and all Non-Payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Issuer or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and (iii), the Issuer will promptly resume making any and all required payments in respect of the Securities, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Issuer or the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-Payment Defaults may be given during the Initial Period; provided that during any period of 365 consecutive days only one Payment Blockage Period, during which payment of principal of, or interest on, the Securities may not be made, may commence and the duration of such period may not exceed 179 days. No Non-Payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.

         (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 8.02(a) or 8.02(b), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective agents or representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, within a reasonable period following written notice from the Trustee to the holders of such Designated Senior Indebtedness (and their agent, representative or representatives or a trustee, if any) that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives, or a trustee) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Designated Senior Indebtedness.

SECTION           8.03     Payment Over of Proceeds upon Dissolution, etc.

         (a) Upon any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities (including any payment made to Securityholders under the terms of Indebtedness subordinated to the Securities), upon any dissolution or winding-up or total or partial liquidation or reorganization of the Issuer, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by or on behalf of the Issuer of the principal of or interest on or other amounts with respect to the Securities, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by, or on behalf of, the Issuer of the principal of or interest on or other amounts with respect to the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities (including any payment made to Securityholders under the terms of Indebtedness subordinated to the Securities), to which the

Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their agents or representatives or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

         (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 8.03(a) and before all Obligations in respect of Senior Indebtedness are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective agents, representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         The consolidation of the Issuer with, or the merger of the Issuer with or into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION           8.04     Subrogation.

         Upon the payment in full in cash of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer made on such Senior Indebtedness until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between the Issuer, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Issuer to or on account of the Senior Indebtedness. It is understood that the provisions of this Article are, and are intended, solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full in cash of such Senior Indebtedness.

SECTION           8.05     Obligations of Issuer Unconditional.

         Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Issuer and the Holders of the Securities, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Issuer other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of the Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

         Without limiting the generality of the foregoing, nothing contained in this Article shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full in cash before the Holders of the Securities or the

Trustee are entitled to receive any direct or indirect payment from the Issuer of principal of or interest or any other amounts on the Securities.

SECTION           8.06     Notice to Trustee.

         The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Issuer, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section at least one Business Day prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Issuer and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

         In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION           8.07     Reliance on Judicial Order or Certificate of
                           Liquidating Agent.

         Upon any payment or distribution of assets or securities referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION           8.08     Trustee's Relation to Senior Indebtedness.

         The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Sections 8.02(c) and 8.03(b)).

SECTION 8.09 Subordination Rights Not Impaired by Acts or Omissions of the Issuer or Holders of Senior Indebtedness.

         No right of any present or future holders of any Senior Indebtedness to enforce the subordination terms as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

SECTION           8.10     Securityholders Authorize Trustee to
                           Effectuate Subordination of Securities.

         Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION           8.11     This Article Not to Prevent Events of Default.

         The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default specified in clause (a) or (b) of Section 6.01.

SECTION           8.12     Trustee's Compensation Not Prejudiced.

         Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION           8.13     No Waiver of Subordination Provisions.

         Without in any way limiting the generality of Section 8.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness or add subsidiaries of the Issuer as additional guarantors or borrowers thereunder; (d) exercise or refrain from exercising any rights against the Issuer and any other Person; or (e) modify, amend, restate, restructure, supplement or refinance Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior

Indebtedness is outstanding or secured (provided that no such modification, amendment, restatement, restructuring, supplement or refinancing shall conflict with the covenants in Sections 4.04, 4.05, 4.06, 4.15, 4.16 or 4.19).

SECTION 8.14 Subordination Provisions Not Applicable to Money Held in Trust for Securityholders; Payments May Be Paid Prior to Dissolution.

         All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine (and not in contravention of the terms of this Article Eight) shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

         Nothing contained in this Article or elsewhere in this Indenture shall prevent (i) the Issuer, except under the conditions described in this Article Eight, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Issuer's and the Subsidiary Guarantors' obligations under the Securities and this Indenture, in each case as provided in Article Nine, or
(ii) the application by the Trustee of any moneys deposited with it under Article Nine for the purpose of making such payments of principal of and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in
Section 8.02(c) or in Section 8.06. The Issuer shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Issuer.

SECTION           8.15     Acceleration of Securities.

         Without prejudice to Section 6.02, if payment of the Securities is accelerated because of an Event of Default, the Issuer shall promptly notify holders of the Senior Indebtedness of the acceleration.

                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE

SECTION           9.01     Defeasance and Covenant Defeasance.

         Subject to the provisions of Article Eight and Article Twelve, the Issuer may terminate its and the Subsidiary Guarantors' substantive obligations in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by them on account of principal of and interest on all Securities or otherwise. In addition to the foregoing, the Issuer may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(h) or (i), any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Indebtedness would result therefrom, terminate its and the Subsidiary Guarantors' substantive obligations in respect of the Securities (except for its obligations to pay the principal of and interest on the Securities and the Subsidiary Guarantors' guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged ("United States Government Obligations") sufficient (without reinvestment) to pay all remaining Indebtedness on the Securities, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes solely as a result of such deposit and termination of obligations,
(iii) delivering to the Trustee an Opinion of Counsel to the effect that the Issuer's exercise of its option under this paragraph will not result in the Issuer, the Trustee or the trust created by the Issuer's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (iv) delivering to the Trustee an Officer's Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein. In addition, subject to the provisions of Article Eight and Article Twelve with respect to the creation of the defeasance trust provided for in the following clause (i), the Issuer may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(h) or (i), any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Indebtedness or Senior Guarantor Indebtedness would result therefrom, terminate all of its and the Subsidiary Guarantors' substantive obligations in respect of the Securities (including its obligations to pay the principal of and interest on the Securities and the Subsidiary Guarantors' guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on the Securities, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes solely as a result of such deposit and termination of obligations or an Opinion of Counsel based upon such a ruling addressed to the Trustee or a change in the applicable Federal tax law since the date of this Indenture to such effect, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Issuer's exercise of its option under this paragraph will not result in any of the Issuer, the Trustee or the trust created by the Issuer's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (iv) delivering to the Trustee an Officer's Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein.

                  Notwithstanding the foregoing paragraph, the Issuer's obligations in Sections 2.03, 2.05, 2.06, 2.07, 4.01 (but not with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08, 9.03 and 9.04 shall survive until the Securities are no longer outstanding. Thereafter the Issuer's obligations in Sections 7.07, 9.03 and 9.04 shall survive.

                  After such delivery or irrevocable deposit and delivery of an Officer's Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's and the Subsidiary Guarantors' obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION           9.02     Application of Trust Money.

         The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 9.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Securities.

SECTION           9.03     Repayment to Issuer.

         Subject to Sections 7.07 and 9.01, the Trustee shall promptly pay to the Issuer upon written request any excess money held by it at any time. The Trustee shall pay to the Issuer upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Issuer cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Issuer. After payment to the Issuer, Securityholders entitled to money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION           9.04     Reinstatement.

         If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer' and the Subsidiary Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with
Section 9.01; provided, however, that if the Issuer has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.

                                  ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION           10.01    Without Consent of Holders.

         The Issuer and the Subsidiary Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

         (a) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not materially and adversely affect the rights of any Holder under this Indenture or the Securities;

         (b) to effect the assumption by a successor Person of all obligations of the Issuer under the Securities and this Indenture in connection with any transaction complying with Article Five of this Indenture;

         (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

         (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

         (e) to make any change that would provide any additional benefit or rights to the Holders;

         (f) to make any other change that does not materially and adversely affect the rights of any Holder under this Indenture or the Securities;

         (g) to evidence the succession of another Person to any Subsidiary Guarantor and the assumption by any such successor of the covenants of such Subsidiary Guarantor herein and in the Subsidiary Guarantee;

         (h) to add to the covenants of the Issuer or the Subsidiary Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer or any Subsidiary Guarantor;

         (i) to add guarantees with respect to the subsidiaries;

         (j) to secure the Securities pursuant to the requirements of Section
4.18 or otherwise; or

         (k) to reflect the release of a Subsidiary Guarantor from its obligations with respect to its Subsidiary Guarantee in accordance with the provisions of Section 11.03 and to add a Guarantor pursuant to the requirements of Sections 4.19 and 11.07; provided, however, that the Issuer has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION           10.02    With Consent of Holders.

         Subject to Section 6.07, the Issuer and the Subsidiary Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities. Subject to Section 6.07, the Holders of a majority in aggregate principal amount of the then outstanding Securities, on behalf of all Holders, may waive compliance by the Issuer or any Subsidiary Guarantor with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

         (a) change or extend the fixed maturity of the Securities, reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof or premium, if any, thereon or change the currency in which the Securities are payable;

         (b) reduce the premium payable upon any redemption of Securities in accordance with the optional redemption provisions of the Securities or change the time before which no such redemption may be made;

         (c) waive a default in the payment of principal or interest on the Securities (except that holders of a majority in aggregate principal amount of the Securities at the time outstanding may (a) rescind an acceleration of the Securities that resulted from a non-payment default and (b) waive the payment default that resulted from such acceleration) or alter the rights of Securityholders to waive defaults;

         (d) modify any provisions of Section 6.04 (other than to add sections of this Indenture or the Securities subject thereto) or 6.07 or this Section
10.02 (other than to add sections of this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Securityholder affected);

         (e) reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default;

         (f) modify the ranking or priority of the Securities or the Subsidiary Guarantee of any Subsidiary Guarantor, or modify the definition of Senior Indebtedness or Senior Guarantor Indebtedness, or amend or modify any of the provisions of Article Eight or Article Twelve in any manner adverse to the Holders;

         (g) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with this Indenture; or

         (h) modify the provisions relating to any Offer required pursuant to
Section 4.05 or Change of Control Offer required pursuant to Section 4.14 in a manner materially adverse to the Holders.

         An amendment under this Section 10.02 may not make any change under Article Eight, Article Nine, Article Eleven or Article Twelve hereof that adversely affects in any material respect the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any agent or representative thereof authorized to give a consent) shall have consented to such change in writing.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.03  Compliance with Trust Indenture Act.

         Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04  Effect of Consents.

         Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security.

         The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(a) through (h) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.05 Notation on or Exchange of Securities.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06 Trustee to Sign Amendments, etc.

         The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Issuer and the Subsidiary Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into pursuant to
Section 10.01(d)) be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                 ARTICLE ELEVEN

                              SUBSIDIARY GUARANTEE

SECTION 11.01 Unconditional Guarantee.

         Subject to Article Twelve, each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in
Section 11.04. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, subject to Article Twelve, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, and this Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Subsidiary Guarantor, any amount paid by the Issuer or any Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

SECTION 11.02 Severability.

         In case any provision of this Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03 Release of a Guarantor.

         (a) In the event that each holder of Other Indebtedness which resulted in the creation of a Subsidiary Guarantee unconditionally releases a Subsidiary Guarantor of all of its obligations under its guarantee of such Other Indebtedness pursuant to a written agreement in form and substance satisfactory to the Trustee (other than a release resulting from payment under such guarantee) such Subsidiary Guarantor shall be automatically and unconditionally released from all obligations under its Subsidiary Guarantee.

         (b) Additionally, if the Securities are defeased in accordance with the terms of this Indenture, or if all or substantially all of the assets of any Subsidiary Guarantor or all of the Equity Interests of any Subsidiary Guarantor is sold (including by issuance or otherwise) by the Issuer or any of its Subsidiaries in a transaction constituting an Asset Sale and if (x) the Net Cash Proceeds from such Asset Sale are used in accordance with Section 4.05 or
(y) the Issuer delivers to the Trustee an Officer's Certificate covenanting that the Net Cash Proceeds from such Asset Sale shall be used in accordance with Section 4.05 and within the time limits specified by such Section 4.05, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Equity Interests of such Subsidiary Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor), shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder.

         (c) The Trustee shall, at the sole cost and expense of the Issuer, upon receipt of a request by the Issuer accompanied by an Officer's Certificate certifying as to the compliance with this Section and, with respect to clause
(b) of this Section 11.03, upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 11.03 have been complied with, deliver an appropriate instrument evidencing such release. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Securities and the other obligations of the Issuer hereunder as provided in this Article Eleven.

SECTION 11.04 Limitation of Subsidiary Guarantor's Liability.

         Each Subsidiary Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law or that the obligations of such Subsidiary Guarantor under Section 11.01 would otherwise be held or determined to be void, invalid or unenforceable on account of the amount of its liability under said
Section 11.01. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 11.05, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting such fraudulent transfer or conveyance and not being held or determined to be void, invalid or unenforceable.

SECTION 11.05 Contribution.

         In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under the Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount, based on the net assets of each Subsidiary Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.04, for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to the Subsidiary Guarantee.

SECTION 11.06 Execution of Subsidiary Guarantee.

         To further evidence their Subsidiary Guarantee to the Holders, the Subsidiary Guarantors hereby agree to execute the Subsidiary Guarantee in substantially the form set forth in Exhibit B to be endorsed on each Security authenticated and delivered by the Trustee after such Subsidiary Guarantee is executed. Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on any particular Security a notation of such Subsidiary Guarantee. Each such Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by its Chairman of the Board of Directors, its President or one of its Vice Presidents prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signature upon the Subsidiary Guarantee may be the manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case such officer who shall have signed the Subsidiary Guarantee shall cease to be such officer before the Security on which such Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Subsidiary Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

SECTION 11.07  Additional Subsidiary Guarantors.

         Any Restricted Subsidiary of the Issuer which is required pursuant to
Section 4.19 to become a Subsidiary Guarantor shall execute and deliver to the Trustee (a) a supplemental indenture in form and substance reasonably satisfactory to the Trustee which subjects such Restricted Subsidiary to the provisions of this Indenture as a Subsidiary Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Restricted Subsidiary and constitutes the legal, valid, binding and enforceable obligation of such Restricted Subsidiary (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles).

SECTION 11.08  Subordination of Subrogation and Other Rights.

         Each Subsidiary Guarantor hereby agrees that any claim against the Issuer that arises from the payment, performance or enforcement of such Subsidiary Guarantor's obligations under its Subsidiary Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Subsidiary Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE

SECTION 12.01  Subsidiary Guarantee Subordinated to Senior Guarantor
               Indebtedness.

         Each Subsidiary Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that the Securities and the Subsidiary Guarantees shall be issued subject to the provisions of this Article; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities pursuant to any Subsidiary Guarantee made by or on behalf of any Subsidiary Guarantor (including without limitation in connection with Article Three, Section 4.01 and Article Five) shall, to the extent and in the manner set forth in this Article, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under existing and future Senior Guarantor Indebtedness of such Subsidiary Guarantor.

SECTION 12.02  No Payment on Subsidiary Guarantees in Certain Circumstances.

         (a) Upon the occurrence and during the continuance of any default in the payment of principal of, premium, if any, or interest on any Senior Guarantor Indebtedness or Senior Indebtedness, beyond any applicable grace period with respect thereto (a "Payment Default"), no payment or distribution of any assets of the Issuer of any kind or character may be made on account of the Securities unless and until such Payment Default has been cured, waived or has ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash or the benefits of this sentence shall have been waived in writing by or on behalf of the holders of such Senior Guarantor Indebtedness.

         (b) Upon the occurrence and during the continuance of any default (other than a Payment Default) with respect to any Designated Senior Guarantor Indebtedness pursuant to which the maturity thereof may be accelerated (a "Non-Payment Default") and after the receipt by the Trustee and the Issuer from a Senior Representative of written notice of such NonPayment Default, no payment (other than payments previously made pursuant to the provisions in Article Nine) or distribution of any assets of the Subsidiary Guarantors of any kind or character (other than common stock or securities convertible into common stock and other than Indebtedness which is subordinated to the Designated Senior Guarantor Indebtedness at least to the same extent the Securities are subordinated to such Designated Senior Guarantor Indebtedness) may be made by the Subsidiary Guarantors on account of the principal of, premium, if any, or interest on, the Securities or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Securities for the period specified below (the "Guarantor Payment Blockage Period").

         The Guarantor Payment Blockage Period shall commence upon the receipt of notice (which may be the same notice referred to in Section 8.02(b)) of the Non-Payment Default by the Trustee from a Senior Representative and shall end on the earliest of (i) the 179th day after such commencement, (ii) the date on which such Non-Payment Default (and all other NonPayment Defaults as to which notice is given after such Guarantor Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Guarantor Indebtedness is discharged or paid in full in cash or (iii) the date on which such Guarantor Payment Blockage Period (and all Non-Payment Defaults as to which notice is given after such Guarantor Payment Blockage Period is initiated) shall have been terminated by written notice to the Issuer or the Trustee from the Senior Representative initiating such Guarantor Payment Blockage Period, after which, in the case of clauses (i), (ii) and (iii), the Subsidiary Guarantors will promptly resume making any and all required payments in respect of the Securities, including any missed payments. In no event will a Guarantor Payment Blockage Period extend beyond 179 days from the date of the receipt by the Issuer or the Trustee of the notice initiating such Guarantor Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-Payment Defaults may be given during the Initial Period; provided that during any period of 365 consecutive days only one Guarantor Payment Blockage Period, during which payment of principal of, or interest on, the Securities may not be made, may commence and the duration of such period may not exceed 179 days. No Non-Payment Default with respect to Designated Senior Guarantor Indebtedness that existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period will be, or can be, made the basis for the commencement of a second Guarantor Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.

         (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Sections 12.02(a) or 12.02(b), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Designated Senior Guarantor Indebtedness or their respective agents or representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Guarantor Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, within a reasonable period following written notice from the Trustee to the holders of such Designated Senior Guarantor Indebtedness (and their agent, representative or representatives or a trustee, if any) that such prohibited payment has been made, the holders of such Designated Senior Guarantor Indebtedness (or their agent, representative or representatives or a trustee) notify the Trustee in writing of the amounts then due and owing on such Designated Senior Guarantor Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Designated Senior Guarantor Indebtedness.

SECTION 12.03  Payment Over of Proceeds upon Dissolution, etc.

         (a) Upon any payment or distribution of assets or securities of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities (including any payment made to Securityholders under the terms of Indebtedness subordinated to the Securities), upon any dissolution or winding-up or total or partial liquidation or reorganization of such Subsidiary Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Guarantor Indebtedness of such Subsidiary Guarantor shall first be paid in full in cash before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by or on behalf of such Subsidiary Guarantor of the principal of or interest on or other amounts with respect to the Securities pursuant to such Subsidiary Guarantor's Subsidiary Guarantee, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by, or on behalf of, any Subsidiary Guarantor of the principal of or interest on or other amounts with respect to the Securities upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities (including any payment made to Securityholders under the terms of Indebtedness subordinated to the Securities), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Subsidiary Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Guarantor Indebtedness of such Subsidiary Guarantor (pro rata to such holders on the basis of the respective amounts of such Senior Guarantor Indebtedness held by such holders) or their agents or representatives or to the trustee or trustees under any indenture pursuant to which any of such Senior Guarantor Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Guarantor Indebtedness in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Guarantor Indebtedness.

         (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 12.03(a) and before all Obligations in respect of the Senior Guarantor Indebtedness of such Subsidiary Guarantor are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Guarantor Indebtedness (pro rata to such holders on the basis of the respective amounts of such Senior Guarantor Indebtedness held by such holders) or their respective agents, representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Guarantor Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Senior Guarantor Indebtedness remaining unpaid until all such Senior Guarantor Indebtedness has been paid in full in cash after giving effect to any concurrent payment or distribution to or for the holders of such Senior Guarantor Indebtedness.

         The consolidation of any Subsidiary Guarantor with, or the merger of any Subsidiary Guarantor with or into, another corporation or the liquidation or dissolution of any Subsidiary Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 12.04  Subrogation.

         Upon the payment in full in cash of all Senior Guarantor Indebtedness of a Subsidiary Guarantor, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Guarantor Indebtedness to receive payments or distributions of cash, property or securities of such Subsidiary Guarantor made on such Senior Guarantor Indebtedness until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Guarantor Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of such Senior Guarantor Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between such Subsidiary Guarantor, its creditors other than holders of such Senior Guarantor Indebtedness, and the Holders of the Securities, be deemed to be a payment by such Subsidiary Guarantor to or on account of such Senior Guarantor Indebtedness. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Guarantor Indebtedness of each Subsidiary Guarantor, on the other hand.

         If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under Senior Guarantor Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Guarantor Indebtedness any payments or distributions received by such holders of Senior Guarantor Indebtedness in excess of the amount required to make payment in full in cash of such Senior Guarantor Indebtedness.

SECTION 12.05  Obligations of Subsidiary Guarantors Unconditional.

         Nothing contained in this Article or elsewhere in this Indenture or in the Securities or the Subsidiary Guarantee is intended to or shall impair, as among the Subsidiary Guarantors and the Holders of the Securities, the obligation of each Subsidiary Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the terms of the Subsidiary Guarantee, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of any Subsidiary Guarantor other than the holders of

Senior Guarantor Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Guarantor Indebtedness in respect of cash, property or securities of any Subsidiary Guarantor received upon the exercise of any such remedy.

         Without limiting the generality of the foregoing, nothing contained in this Article shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided, however, that all Senior Guarantor Indebtedness of any Subsidiary Guarantor then due and payable shall first be paid in full in cash before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from such Subsidiary Guarantor of principal of or interest or other amounts on the Securities pursuant to such Subsidiary Guarantor's Subsidiary Guarantee.

SECTION 12.06  Notice to Trustee.

         Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Guarantor Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of such Subsidiary Guarantor, or by a holder of Senior Guarantor Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section at least one Business Day prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Subsidiary Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.06 shall limit the right of the holders of Senior Guarantor Indebtedness to recover payments as contemplated by Section 12.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Guarantor Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Guarantor Indebtedness or a trustee or representative on behalf of any such holder.

         In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Guarantor Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Guarantor Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.07  Reliance on Judicial Order or Certificate of Liquidating Agent.

         Upon any payment or distribution of assets or securities of a Subsidiary Guarantor referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Guarantor Indebtedness of such Subsidiary Guarantor and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 12.08  Trustee's Relation to Guarantor Senior Indebtedness.

         The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Senior Guarantor Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Guarantor Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

         With respect to the holders of Senior Guarantor Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Guarantor Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Guarantor Indebtedness (except as provided in Sections 12.02(c) and 12.03(b)).

SECTION 12.09 Subordination Rights Not Impaired by Acts or Omissions of the Subsidiary Guarantors or Holders of Guarantor Senior Indebtedness.

         No right of any present or future holders of any Senior Guarantor Indebtedness to enforce the subordination terms as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Guarantor Indebtedness.

SECTION 12.10 Securityholders Authorize Trustee to Effectuate Subordination of Subsidiary Guarantees.

         Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of any Subsidiary Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 12.11  This Article Not to Prevent Events of Default.

         The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default specified in clauses (a) or (b) of Section 6.01.

SECTION 12.12  Trustee's Compensation Not Prejudiced.

         Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 12.13  No Waiver of Subsidiary Guarantee Subordination Provisions.

         Without in any way limiting the generality of Section 12.09, the holders of Senior Guarantor Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Guarantor Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Guarantor Indebtedness or any instrument evidencing the same or any agreement under which Senior Guarantor Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Guarantor Indebtedness; (c) release any Person liable in any manner for the collection of Senior Guarantor Indebtedness or add subsidiaries of the Issuer as additional guarantors or borrowers thereunder; (d) exercise or refrain from exercising any rights against any Subsidiary Guarantor and any other Person; or (e) modify, amend, restate, restructure, supplement or refinance Senior Guarantor Indebtedness or any instrument evidencing the same or any agreement under which Senior Guarantor Indebtedness is outstanding or secured (provided that no such modification, amendment, restatement, restructuring, supplement or refinancing shall conflict with the covenants in Sections 4.04, 4.05, 4.06, 4.15, 4.16 or 4.19).

SECTION 12.14  Payments May Be Paid Prior to Dissolution.

         Nothing contained in this Article or elsewhere in this Indenture shall prevent (i) a Subsidiary Guarantor, except under the conditions described in this Article Twelve, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) the application by the Trustee of any moneys deposited with it under Article Nine for the purpose of making such payments of principal of and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in
Section 12.02(c) or in Section 12.06. A Subsidiary Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Subsidiary Guarantor.

                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01  Trust Indenture Act Controls.

         This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

         The provisions of TIA ss.ss.310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02  Notices.

         Any notice or communication required or permitted to be given under this Indenture shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

                           if to the Issuer:

                           Classic Cable, Inc.
                           515 Congress Ave., Suite 2626
                           Austin, Texas  78701
                           Attention:  Steven E. Seach
                           Title:  President & Chief Financial Officer
                           Facsimile:  (512) 476-5204
                           Telephone:  (512) 476-9095
                           with a copy to:

                           Winstead Sechrest & Minick
                           100 Congress Avenue, Suite 800
                           Austin, Texas  78701-4042
                           Attention:  Cary Ferchill
                           Facsimile:  (512) 370-2850
                           Telephone:  (512) 474-4330

                           if to the Trustee:

                           For payment, registration, transfer and exchange of the Securities:

                           Chase Bank of Texas, National Association
                           One Main Place
                           1201 Main Street, 18th Floor
                           Dallas, Texas 75202
                           Facsimile: (214) 672-5932
                           Telephone: (214) 672-5125 or (800) 275-2048

                           For all other communications relating to the
                           Securities:

                           Chase Bank of Texas, National Association
                           700 Lavaca, 5th Floor
                           Austin, Texas  78701
                           Attention: Cary W. Gilliam
                           Title:  Vice President
                           Facsimile:  (512) 479-2553
                           Telephone:  (512) 479-2575

         The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt.

         Any notice or communication mailed, first class, postage prepaid, to a Securityholder, including any notice delivered in connection with TIA ss.310(b), TIA ss.313(c), TIA ss.314(a) and TIA ss.315(b), shall be mailed to him at his address as set forth on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA ss.313(c).

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03  Communications by Holders with Other Holders.

         Securityholders may communicate pursuant to TIA ss.312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and any other person shall have the protection of TIA ss.312(c).

SECTION 13.04  Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

         (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05  Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that the person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

SECTION 13.06  Rules by Trustee, Paying Agent, Registrar.

         The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07  Governing Law.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS
INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES WITHOUT
REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 13.08  No Recourse Against Others.

         A director, officer, employee, incorporator, limited or general partner or stockholder, as such, of the Issuer or any Subsidiary Guarantor shall not have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

SECTION 13.09  Successors.

         All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of each Subsidiary Guarantor in this Indenture and Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.10  Counterpart Originals.

         The parties may sign any number of counterparts of this Indenture. Each signed counterpart shall be an original, but all of them together represent the same agreement.

SECTION 13.11  Severability.

         In case any provision in this Indenture, in the Securities or in the Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12  No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or a Subsidiary of Issuer. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13  Legal Holidays.

         If a payment date occurs on a day that is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

                            [Signature Pages Follow]

                                   SIGNATURES


                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                        CLASSIC CABLE, INC., as Issuer



                                        By:  /s/ STEVEN E. SEACH
                                           -----------------------------------
                                        Name:  Steven E. Seach
                                        Title: President and Chief Financial
                                               Officer


                                        CHASE BANK OF TEXAS, NATIONAL
                                        ASSOCIATION, as Trustee



                                        By:  /s/ CARY W. GILLIAM
                                           -----------------------------------
                                        Name:  Cary W. Gilliam
                                        Title: Vice President

                               [FORM OF SECURITY]
                               (Face of Security)
                                                                       EXHIBIT A
                               CUSIP No. 18272NAB8

                               CLASSIC CABLE, INC.

                        --------------------------------

                   9 7/8% SENIOR SUBORDINATED NOTE DUE 2008

No. 1                                                               $125,000,000

         Classic Cable, Inc. and the subsidiary guarantors listed on the Appendix to the Indenture (the "Subsidiary Guarantors") hereby jointly and severally promise to pay to CEDE & CO. or registered assigns the principal sum of ONE HUNDRED TWENTY FIVE MILLION DOLLARS on the Maturity Date of August 1, 2008.

Interest Payment Dates:  February 1 and August 1, commencing February 1, 1999

Record Dates: January 15 or July 15

Reference is hereby made to the further provisions on this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


         IN WITNESS WHEREOF, Classic Cable, Inc. has caused this instrument to be signed manually or by facsimile by a duly authorized officers.

Dated: July 29, 1998


                              CLASSIC CABLE, INC., as Issuer



                              By:
                                 -------------------------------------------
                              Name:  Steven E. Seach
                              Title: President and Chief Financial Officer





Certificate of Authentication:

                  This is one of the 9 7/8% Senior Subordinated Notes due 2008 referred to in the within-mentioned Indenture.

Chase Bank of Texas, National Association, as Trustee


By                                     Date of Authentication: July 29, 1998
  --------------------------
  Authorized Signatory

                             (Reverse Of Security)

                              CLASSIC CABLE, INC.

                         -----------------------------

                    9 7/8% Senior Subordinated Note due 2008


                  1.       Interest.

                  Classic Cable, Inc., a Delaware corporation (the "Issuer"), and the Subsidiary Guarantors, jointly and severally promise to pay interest at the rate of 9 7/8% per annum on the principal amount of this Security semiannually commencing on February 1, 1999, until the principal hereof is paid or made available for payment. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including July 29, 1998, through but excluding the date on which interest is paid. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         In the event that (i) an exchange offer registration statement under the Securities Act ("Exchange Offer Registration Statement") is not filed with the SEC on or prior to 60 days following the July 29, 1998, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to 120 days following the July 29, 1998 or (iii) the Exchange Offer is not consummated on or prior to 150 days following the July 29, 1998, the interest rate borne by the Securities shall be increased by one-quarter of one percent per annum (a) following such 60-day period in the case of (i) above, (b) following such 120-day period in the case of (ii) above, (c) following such 150-day period in the case of (iii) above and (d) following each such subsequent 90-day period in the case of clauses (i), (ii) and (iii) above; provided that the aggregate increase in such interest rate will in no event exceed one percent per annum. Upon (x) the filing of the Exchange Offer Registration Statement in the case of clause (i) above, (y) the effectiveness of the Exchange Offer Registration Statement in the case of clause (ii) above or (z) the day before the date of the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement as the case may be, in the case of clause (iii) above, the interest rate borne by the Securities from the date of such filing, effectiveness or day before the date of the consummation, as the case may be, will be reduced by the corresponding amount of any such increases pursuant to clauses (a), (b), (c) and (d) above.

                  2.       Method of Payment.

                  The interest payable on the Securities, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the regular record date, which shall be the January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Issuer, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest on this Security will be made at the agency of the Issuer maintained for that purpose in New York, New York and at any other office or agency maintained by the Issuer for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security register.

                  3.       Paying Agent and Registrar.

                  Initially, Chase Bank of Texas, National Association (the "Trustee") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities. The Issuer or any of its Subsidiaries may act as Registrar, co-Registrar or, except in certain circumstances specified in the Indenture, Paying Agent.

                  4.       Indenture.

                  This Security is one of a duly authorized issue of Securities of the Issuer, designated as its 9 7/8% Senior Subordinated Notes due 2008 (the "Securities"), limited in aggregate principal amount to $125,000,000 (except for Securities issued in substitution for destroyed, lost or stolen Securities) issuable under an indenture dated as of July 29, 1998 (the "Indenture"), among the Issuer, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those required to be made part of the Indenture by the Trust Indenture Act of 1939 (the "Act") (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture and the date the Indenture is qualified under the Act. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them. Each Securityholder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  The Securities are subordinated in right of payment to all Senior Indebtedness of the Issuer to the extent and in the manner provided in the Indenture. Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

                  Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.

                  5.       Optional Redemption.

                  (a) The Securities are not redeemable prior to August 1, 2003, except as provided in clause (b) or (c) below of this paragraph 5. On and after such date, the Securities may be redeemed at any time, in whole or in part, at the option of the Issuer, at redemption prices (expressed as percentages of the principal amount) set forth below, if redeemed during the 12-month period beginning August 1 of the year indicated below, in each case together with interest accrued and unpaid to but excluding the date fixed for redemption:

         Year                                            Percentage
         ----                                            ----------
         2003...................................           104.938%
         2004...................................           103.292%
         2005...................................           101.646%
         2006 and thereafter....................           100.000%

                  (b) At any time prior to August 1, 2001, the Issuer may redeem up to 35% of the principal amount of original principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings of the Issuer or CCI or of a Strategic Equity Investment, at a redemption price in cash equal to (expressed as a percentage of the principal amount) 109.875% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption; provided, however, that at least 65% in aggregate principal amount of the Securities originally issued remains outstanding immediately after any such redemption (excluding any Securities owned by the Issuer or any of its Affiliates). Any such redemption pursuant to this paragraph will be required to occur within 45 days following the closing of any such Equity Offering or Strategic Equity Investment.

                  (c) Upon the occurrence of a Change of Control, the Issuer may redeem all, but not less than all, the Securities in cash, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date of redemption plus the Applicable Premium. Notice of redemption of the Securities pursuant to this paragraph shall be mailed to holders of the Securities not more than 30 days following the occurrence of a Change of Control. The Issuer may not redeem Securities pursuant to this paragraph if it has made a Change of Control Offer with respect to such Change of Control.


                  6.       Notice of Redemption.

                  Notice of redemption will be mailed by first-class mail at least 30 and not less than 60 days before the redemption date to each Holder of Securities to be redeemed at the address appearing in the register of Securities maintained by the Registrar. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on those Securities or portion of them called for redemption.

                  7.       Purchase upon Occurrence of a
                           Change of Control.

                  Within 30 days of the occurrence of a Change of Control, the Issuer will offer to purchase the Securities, in whole and not in part, at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon.

                  8.       Denominations; Transfer; Exchange.

                  The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption.

                  9.       Persons Deemed Owners.

                  The registered Holder of a Security may be treated as the owner of it for all purposes.

                  10.      Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Issuer at its request. After such repayment Holders of Securities entitled to such funds must look to the Issuer for payment unless an abandoned property law designates another person.

                  11.      Discharge Prior to Redemption or Maturity.

                  The Indenture will be discharged and canceled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

                  12.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Issuer, any Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to make any change that does not materially and adversely affect the rights of any Holder of Securities.

                  13.      Restrictive Covenants.

                  The Securities are general unsecured Senior Subordinated Indebtedness of the Issuer limited to the aggregate principal amount of $125,000,000. The Indenture restricts, among other things, the ability of the Issuer or any of its Restricted Subsidiaries to permit any Liens to be imposed on their assets, to make certain payments and investments, limits the Indebtedness which the Issuer and its Restricted Subsidiaries may incur and limits the terms on which the Issuer and its Restricted Subsidiaries may engage in Asset Sales. The Issuer is also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Sales. The Issuer must report annually to the Trustee on compliance with certain covenants in the Indenture.

                  14.      Successor Corporation.

                  Pursuant to the Indenture, the ability of the Issuer to consolidate with, merge with or into or transfer its assets to another person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

                  15.      Defaults and Remedies.

                  If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

                  16.      Trustee Dealings with Issuer.

                  The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

                  17.      No Recourse Against Others.

                  A director, officer, employee, incorporator, limited or general partner or stockholder, as such, of the Issuer or any Subsidiary Guarantor shall not have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  18.      Authentication.

                  This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

                  19.      Abbreviations.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  20.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  21.      Governing Law.

                  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE, THIS SECURITY AND ANY SUBSIDIARY GUARANTEE WITHOUT
REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  22.      Subsidiary Guarantees.

                  This Security may after the date hereof be entitled to certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for the terms of any Subsidiary Guarantee (including any terms of subordination of such Subsidiary Guarantee that may apply).

                  The Issuer will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

                                ASSIGNMENT FORM


                  If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to:

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
         (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                        ,
                        --------------------------------------------------------
agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.


Dated:                              Signed:
      --------------                       -------------------------------------
                                                 (Sign exactly as your
                                                 name appears on the
                                                 other side of this
                                                 Security)


Signature Guarantee:*
                    -----------------------------------------------------------




-----------------------------
*     Signature must be guaranteed by a member of the Medallion Signature
Program.

                       OPTION OF HOLDER TO ELECT PURCHASE


If you the Holder want to elect to have this Security purchased by the Issuer, check the box:
[ ]

If you want to elect to have only part of this Security purchased by the Issuer, state the amount: $
                    ---------

Dated:                     Your signature:
      ---------                           -------------------------------------
                                                (Sign exactly as your
                                                name appears on the
                                                other side of this
                                                Security)


Signature Guarantee:*
                     ----------------------------------------------------------





---------------------
*     Signature must be guaranteed by a member of the Medallion Signature
Program.

                                                                       EXHIBIT B


                         [FORM OF SUBSIDIARY GUARANTEE]

                          SENIOR SUBORDINATED GUARANTEE

                  The Subsidiary Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby, jointly and severally, unconditionally guarantee on a senior subordinated basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Subsidiary Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest, if any, on the Securities, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

                  The obligations of each Subsidiary Guarantor to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Senior Guarantor Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided, in Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

                  This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

                  This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

                             [Subsidiary Guarantor]



                             By:
                                --------------------------------
                                Name:
                                Title:

                                                                       EXHIBIT C


                         FORM OF LEGENDS FOR SECURITIES


                  Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         Any Global Security which represents the Initial Securities (and all Securities issued in substitution thereof) shall bear a legend in substantially the following form:

                  THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE

WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT AND ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR AS LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUER, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                             SCHEDULE OF EXCHANGES


                  The following exchanges of a part of this Global Security for Physical Securities have been made:

                                                                  Principal Amount           Signature of
               Amount of                 Amount of                of this Global             authorized
               decrease in               increase                 Security                   officer of
               Principal Amount          in Principal             following such             Trustee or
Date of        of this Global            Amount of this           decrease                   Securities
Exchange       Security                  Global Security          (or increase)              Custodian
--------       --------                  ---------------          -------------              ---------

                                                                        APPENDIX

                             Subsidiary Guarantors

               Classic Cable Holding, Inc.
               Ponca Holdings, Inc.
               Classic Telephone, Inc.
               Universal Cable Holdings, Inc.
               Universal Cable Communications Inc.
               Universal Cable of Beaver, Oklahoma, Inc.
               Universal Cable Midwest, Inc.
               WT Acquisition Corporation
               W.K. Communications, Inc.
               Television Enterprises, Inc.
               Black Creek Communications, L.P.
               Black Creek Management, L.L.C.

                               [FORM OF SECURITY]
                               (Face of Security)
                                                                       EXHIBIT A
                               CUSIP No. 18272NAB8

                               CLASSIC CABLE, INC.
                         ----------------------------------

                      9 7/8% SENIOR SUBORDINATED NOTE DUE 2008

No. 1                                                              $125,000,000

         Classic Cable, Inc. and the subsidiary guarantors listed on the Appendix to the Indenture (the "Subsidiary Guarantors") hereby jointly and severally promise to pay to CEDE & CO. or registered assigns the principal sum of ONE HUNDRED TWENTY FIVE MILLION DOLLARS on the Maturity Date of August 1, 2008.

Interest Payment Dates:  February 1 and August 1, commencing February 1, 1999

Record Dates: January 15 or July 15

Reference is hereby made to the further provisions on this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


         IN WITNESS WHEREOF, Classic Cable, Inc. has caused this instrument to be signed manually or by facsimile by a duly authorized officers.

Dated: July 29, 1998


                                         CLASSIC CABLE, INC., as Issuer



                                         By: /s/
                                            -----------------------------------
                                         Name:  Steven E. Seach
                                         Title: President and Chief
                                                Financial Officer





Certificate of Authentication:

                  This is one of the 9 7/8% Senior Subordinated Notes due 2008 referred to in the within-mentioned Indenture.

Chase Bank of Texas, National Association, as Trustee

By:                        Date of Authentication: July 29, 1998
  ---------------------
  Authorized Signatory

                              (Reverse Of Security)

                               CLASSIC CABLE, INC.

                     ---------------------------------------

                     9 7/8% Senior Subordinated Note due 2008


                  1.       Interest.

                  Classic Cable, Inc., a Delaware corporation (the "Issuer"), and the Subsidiary Guarantors, jointly and severally promise to pay interest at the rate of 9 7/8% per annum on the principal amount of this Security semiannually commencing on February 1, 1999, until the principal hereof is paid or made available for payment. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including July 29, 1998, through but excluding the date on which interest is paid. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         In the event that (i) an exchange offer registration statement under the Securities Act ("Exchange Offer Registration Statement") is not filed with the SEC on or prior to 60 days following the July 29, 1998, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to 120 days following the July 29, 1998 or (iii) the Exchange Offer is not consummated on or prior to 150 days following the July 29, 1998, the interest rate borne by the Securities shall be increased by one-quarter of one percent per annum (a) following such 60-day period in the case of (i) above, (b) following such 120-day period in the case of (ii) above, (c) following such 150-day period in the case of (iii) above and (d) following each such subsequent 90-day period in the case of clauses (i), (ii) and (iii) above; provided that the aggregate increase in such interest rate will in no event exceed one percent per annum. Upon (x) the filing of the Exchange Offer Registration Statement in the case of clause (i) above, (y) the effectiveness of the Exchange Offer Registration Statement in the case of clause (ii) above or (z) the day before the date of the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement as the case may be, in the case of clause (iii) above, the interest rate borne by the Securities from the date of such filing, effectiveness or day before the date of the consummation, as the case may be, will be reduced by the corresponding amount of any such increases pursuant to clauses (a), (b), (c) and (d) above.

                  2.       Method of Payment.

                  The interest payable on the Securities, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the regular record date, which shall be the January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Issuer, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest on this Security will be made at the agency of the Issuer maintained for that purpose in New York, New York and at any other office or agency maintained by the Issuer for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security register.

                  3.       Paying Agent and Registrar.

                  Initially, Chase Bank of Texas, National Association (the "Trustee") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities. The Issuer or any of its Subsidiaries may act as Registrar, co-Registrar or, except in certain circumstances specified in the Indenture, Paying Agent.

                  4.       Indenture.

                  This Security is one of a duly authorized issue of Securities of the Issuer, designated as its 9 7/8% Senior Subordinated Notes due 2008 (the "Securities"), limited in aggregate principal amount to $125,000,000 (except for Securities issued in substitution for destroyed, lost or stolen Securities) issuable under an indenture dated as of July 29, 1998 (the "Indenture"), among the Issuer, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those required to be made part of the Indenture by the Trust Indenture Act of 1939 (the "Act") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture and the date the Indenture is qualified under the Act. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them. Each Securityholder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  The Securities are subordinated in right of payment to all Senior Indebtedness of the Issuer to the extent and in the manner provided in the Indenture. Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

                  Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.

                  5.       Optional Redemption.

                  (a) The Securities are not redeemable prior to August 1, 2003,except as provided in clause (b) or (c) below of this paragraph 5. On and after such date, the Securities may be redeemed at any time, in whole or in part, at the option of the Issuer, at redemption prices (expressed as percentages of the principal amount) set forth below, if redeemed during the 12-month period beginning August 1 of the year indicated below, in each case together with interest accrued and unpaid to but excluding the date fixed for redemption:

         Year                                                                   Percentage
         2003..........................................................           104.938%
         2004..........................................................           103.292%
         2005..........................................................           101.646%
         2006 and thereafter...........................................           100.000%

                  (b) At any time prior to August 1, 2001, the Issuer may redeem up to 35% of the principal amount of original principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings of the Issuer or CCI or of a Strategic Equity Investment, at a redemption price in cash equal to (expressed as a percentage of the principal amount) 109.875% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption; provided, however, that at least 65% in aggregate principal amount of the Securities originally issued remains outstanding immediately after any such redemption (excluding any Securities owned by the Issuer or any of its Affiliates). Any such redemption pursuant to this paragraph will be required to occur within 45 days following the closing of any such Equity Offering or Strategic Equity Investment.

                  (c) Upon the occurrence of a Change of Control, the Issuer may redeem all, but not less than all, the Securities in cash, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date of redemption plus the Applicable Premium. Notice of redemption of the Securities pursuant to this paragraph shall be mailed to holders of the Securities not more than 30 days following the occurrence of a Change of Control. The Issuer may not redeem Securities pursuant to this paragraph if it has made a Change of Control Offer with respect to such Change of Control.


                  6.       Notice of Redemption.

                  Notice of redemption will be mailed by first-class mail at least 30 and not less than 60 days before the redemption date to each Holder of Securities to be redeemed at the address appearing in the register of Securities maintained by the Registrar. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on those Securities or portion of them called for redemption.

                  7.       Purchase upon Occurrence of a
                           Change of Control.

                  Within 30 days of the occurrence of a Change of Control, the Issuer will offer to purchase the Securities, in whole and not in part, at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon.

                  8.       Denominations; Transfer; Exchange.

                  The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption.

                  9.       Persons Deemed Owners.

                  The registered Holder of a Security may be treated as the owner of it for all purposes.

                  10.      Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Issuer at its request. After such repayment Holders of Securities entitled to such funds must look to the Issuer for payment unless an abandoned property law designates another person.

                  11.      Discharge Prior to Redemption or Maturity.

                  The Indenture will be discharged and canceled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

                  12.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Issuer, any Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to make any change that does not materially and adversely affect the rights of any Holder of Securities.

                  13.      Restrictive Covenants.

                  The Securities are general unsecured Senior Subordinated Indebtedness of the Issuer limited to the aggregate principal amount of $125,000,000. The Indenture restricts, among other things, the ability of the Issuer or any of its Restricted Subsidiaries to permit any Liens to be imposed on their assets, to make certain payments and investments, limits the Indebtedness which the Issuer and its Restricted Subsidiaries may incur and limits the terms on which the Issuer and its Restricted Subsidiaries may engage in Asset Sales. The Issuer is also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Sales. The Issuer must report annually to the Trustee on compliance with certain covenants in the Indenture.

                  14.      Successor Corporation.

                  Pursuant to the Indenture, the ability of the Issuer to consolidate with, merge with or into or transfer its assets to another person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

                  15.      Defaults and Remedies.

                  If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

                  16.      Trustee Dealings with Issuer.

                  The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

                  17.      No Recourse Against Others.

                  A director, officer, employee, incorporator, limited or general partner or stockholder, as such, of the Issuer or any Subsidiary Guarantor shall not have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  18.      Authentication.

                  This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

                  19.      Abbreviations.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  20.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  21.      Governing Law.

                  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE, THIS SECURITY AND ANY SUBSIDIARY GUARANTEE WITHOUT
REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  22.      Subsidiary Guarantees.

                  This Security may after the date hereof be entitled to certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for the terms of any Subsidiary Guarantee (including any terms of subordination of such Subsidiary Guarantee that may apply).

                  The Issuer will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

                                 ASSIGNMENT FORM


                  If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to:

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

         (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint
                       -------------------------------------------------------
agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.


Dated:                              Signed:
      -----------                          ------------------------------------
                                            (Sign exactly as your
                                            name appears on the
                                            other side of this
                                            Security)


Signature Guarantee:(1)
                     ----------------------------------------------------------





------------------------
     (1) Signature must be guaranteed by a member of the Medallion Signature Program.